SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 23, 2001

                                   ----------


                            THE KROLL-O'GARA COMPANY
             (Exact name of registrant as specified in its charter)




            Ohio                       000-21629                 31-1470817
(State or other jurisdiction of  (Commission file number)     (I.R.S. employer
incorporation or organization)                               identification no.)




     9113 LeSaint Drive,
       Fairfield, Ohio                                            45014
    (Address of principal                                       (Zip code)
      executive offices)

       Registrant's telephone number, including area code: (513) 874-2112

Item 5.           Other Events.

      On April 23, 2001, The Kroll-O'Gara Company (the "Company") announced that it has entered into a stock purchase agreement to sell its Security Products and Services Group (the "O'Gara Group") to Armor Holdings, Inc. ("Armor").

      In the proposed transaction, the Company will sell the O'Gara Group to Armor for an aggregate purchase price of up to $54.5 million, of which up to $15.0 million may be paid, at Armor's option, in shares of its common stock valued at the time of closing, and the balance is payable in cash. The purchase price will be reduced dollar for dollar to the extent that net tangible assets, as defined in the stock purchase agreement, are less than approximately $37.4 million. Subject to the achievment of certain performance goals, the Company may be entitled to up to $2.0 million of additional consideration. The closing of the transaction is subject to a number of conditions, including approval by certain regulatory authorities and third parties, including the Company's lenders.

      The O'Gara Group comprises the Security Products and Services Group of the Company, which includes the manufacture, distribution, sale and marketing of armored motor vehicles and related services and training programs. The Company will not sell its kidnap and ransom and risk information services businesses to Armor, and will continue to operate them as part of its remaining business.

      The proposed transaction is expected to close late in the second quarter or in the third quarter of 2001. The Boards of Directors of both companies have approved the transaction and shareholder approval is not required.

      The foregoing discussion is qualified by reference to the full text of the stock purchase agreement, which is filed as an exhibit to this report in Form 8-K and is incorporated herein by reference in its entirety.

Item 7.           Financial Statements and Exhibits.

(c)   Exhibits

99 Stock Purchase Agreement dated as of April 20, 2001 by and among the Kroll-O'Gara Company, O'Gara-Hess & Eisenhardt Armoring Company, The O'Gara Company and O'Gara Security Associates, Inc. and Armor Holdings, Inc. and Bengal Acquisition Corp.

                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, The Kroll-O'Gara Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 24, 2001

                                    THE KROLL-O'GARA COMPANY



                                    By: /s/ Nazzareno Paciotti
                                       ---------------------------
                                       Nazzareno Paciotti
                                       Chief Financial Officer

                                                                      Exhibit 99

================================================================================

                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                  ARMOR HOLDINGS, INC., A DELAWARE CORPORATION,

         BENGAL ACQUISITION CORP., A DELAWARE CORPORATION, AS PURCHASER,

                                       AND

                 THE KROLL-O'GARA COMPANY, AN OHIO CORPORATION,

                        AS SELLER OF THE CAPITAL STOCK OF

                   O'GARA-HESS & EISENHARDT ARMORING COMPANY,
                             THE O'GARA COMPANY, AND
                        O'GARA SECURITY ASSOCIATES, INC.

                           DATED AS OF APRIL 20, 2001

================================================================================

                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I. DEFINITIONS.......................................................1


ARTICLE II. PURCHASE OF SECURITIES; CONSIDERATION............................9

     2.1 Purchase of Securities..............................................9
     2.2 Consideration......................................................10
     2.3 Certain Closing Adjustments and Covenants..........................10
     2.4 [Intentionally Omitted]............................................13
     2.5 Calculation of Deferred Consideration..............................13
     2.6 Resale of Consideration Shares.....................................14
     2.7 Section 338(h)(10) and Section 338(g) Elections....................14

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF PURCHASER....................14

     3.1 Organization; Standing and Power...................................14
     3.2 Authorization; Enforceability......................................15
     3.3 No Violation or Conflict...........................................15
     3.4 Consent of Governmental Authorities................................15
     3.5 Brokers............................................................15
     3.6 Public Documents; Compliance.......................................16
     3.7 Consideration Shares...............................................16
     3.8 Registration Statement.............................................16
     3.9 Litigation.........................................................16

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE COMPANIES..17

     4.1 Organization.......................................................17
     4.2 Authorization; Enforceability......................................18
     4.3 No Violation or Conflict...........................................18
     4.4 Consents of Governmental Authorities...............................18
     4.5 Conduct of Business................................................18
     4.6 Litigation; Disputes...............................................19
     4.7 Brokers............................................................19
     4.8 Compliance.........................................................20
     4.9 Charter, Bylaws, Code of Regulations and Corporate Records.........20
     4.10Capitalization of the Companies....................................21
     4.11Rights, Warrants, Options..........................................22
     4.12Financial Statements...............................................22
     4.13Absence of Undisclosed Liabilities.................................22
     4.14Title to Securities................................................23
     4.15Title to and Condition of Personal Property........................23
     4.16Real Property......................................................24

                            TABLE OF CONTENTS CONT'D

     4.17Insurance..........................................................25
     4.18Governmental Authorizations........................................26
     4.19Intellectual Property Rights.......................................26
     4.20Major Customers and Suppliers; Supplies............................28
     4.21Related Parties....................................................28
     4.22List of Accounts and Proxies.......................................29
     4.23Employee Policies, Manuals, etc....................................29
     4.24Labor Relations....................................................29
     4.25Employee Benefit Plans.............................................30
     4.26Taxes..............................................................32
     4.27Material Agreements................................................33
     4.28Guaranties.........................................................36
     4.29Products...........................................................36
     4.30Environmental and Safety Matters...................................37
     4.31Accounts Receivable, Notes Receivable, and Costs in
         Excess of Billing..................................................37
     4.32Accounts and Notes Payable.........................................38
     4.33Inventory Valuation................................................38
     4.34Absence of Certain Business Practices..............................38
     4.35Review of Forms 10-K, 10-Q and 8-K.................................39
     4.36Public Documents; Compliance.......................................39
     4.37FIRPTA.............................................................39
     4.38Investment Representations.........................................39
     4.39No Claims..........................................................40
     4.40Disclosure.........................................................40
     4.41Assumptions in the Execution Date Legal Opinion....................40
     4.42Projections........................................................41

ARTICLE V. INDEMNIFICATION; RELEASES, ETC...................................41

     5.1 Survival of the Representations and Warranties.....................41
     5.2 Investigation......................................................41
     5.3 Indemnification Generally..........................................41
     5.4 General Releases...................................................45
     5.5 Joint and Several Obligation.......................................45
     5.6 Tax Matters........................................................46
     5.7 Brazilian Tax-Related Indemnity....................................49

ARTICLE VI. CLOSING; CONDITIONS PRECEDENT; DELIVERIES.......................50

     6.1 Closing; Effective Date............................................50
     6.2 Conditions Precedent to the Obligations of AHI and the Purchaser...50
     6.3 Conditions Precedent to the Obligations of the Seller..............54
     6.4 Execution Date Deliveries by the Seller and the Companies..........55
     6.5 Closing Date Deliveries by the Seller and the Companies............56
     6.6 Closing Date Deliveries by AHI and/or the Purchaser................57
     6.7 Best Efforts.......................................................57
     6.8 Termination........................................................57
     6.9 Liquidated Damages and Break-up Fees...............................59

ARTICLE VII. COVENANTS AND OTHER AGREEMENTS.................................60

     7.1 Interim Operations of the Seller, the Companies and the
         Company Subsidiaries...............................................60
     7.2 Access.............................................................63
     7.3 Confidentiality (through Closing Date).............................63
     7.4 Notification.......................................................64
     7.5 Acquisition Proposals; No Solicitation.............................64
     7.6 Non-competition and Non-disparagement..............................64
     7.7 General Confidentiality............................................66
     7.8 Continuing Obligations; Equitable Remedies.........................67
     7.9 Change of Name.....................................................68
     7.10Advice of Changes..................................................68
     7.11Maintenance of Insurance...........................................68
     7.12Sale of the French Carosserie......................................68
     7.13Registration Statement.............................................69
     7.14HSR Application....................................................70
     7.15Transfers of Company Subsidiaries..................................70
     7.16Bank Consents......................................................71
     7.17ERISA Actions......................................................71
     7.18Inter-company Transfers............................................72
     7.19Assignment of Intellectual Property................................72
     7.20Aircraft Lease Transfer............................................72
     7.21Shareholder Approval...............................................72

ARTICLE VIII. MISCELLANEOUS.................................................73

     8.1 Notices............................................................73
     8.2 Entire Agreement...................................................73
     8.3 Binding Effect.....................................................73
     8.4 Assignment.........................................................73
     8.5 Waiver and Amendment...............................................73
     8.6 No Third Party Beneficiary.........................................74
     8.7 Severability.......................................................74
     8.8 Fees and Expenses..................................................74
     8.9 Headings; Construction.............................................74
     8.10Counterparts.......................................................75
     8.11Time of the Essence................................................75
     8.12Injunctive Relief..................................................75
     8.13Remedies Cumulative................................................75

                            TABLE OF CONTENTS CONT'D

     8.14Governing Law......................................................75
     8.15Jurisdiction and Venue.............................................75
     8.16Participation of Parties...........................................76
     8.17Further Assurances.................................................76
     8.18Publicity..........................................................76


                                Table of Exhibits


  Exhibit                Description                 Section Reference
  -------                -----------                 -----------------

     1       Form of Confidentiality and                  6.2(k)
             Non-competition Agreement
     2       The Principal Stockholder Releases           6.2(n)

      STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of April 20, 2001, by and among The Kroll-O'Gara Company, an Ohio corporation (the "Seller"); O'Gara-Hess & Eisenhardt Armoring Company, a Delaware corporation ("OHEAC"); The O'Gara Company, an Ohio corporation ("O'Gara Company"); and O'Gara Security Associates, Inc., a Delaware corporation ("OSA" and, together with OHEAC and O'Gara Company, the "Companies"), Armor Holdings, Inc., a Delaware corporation ("AHI"), Bengal Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of AHI ("Purchaser").

                                    PREAMBLE

      WHEREAS, the Seller owns all the outstanding capital stock of each of the Companies;

      WHEREAS, the Companies and their respective Subsidiaries comprise the Security and Products and Services Group of the Seller, which includes the manufacture, distribution, sale and marketing of ballistic and blast protected armoring systems for commercial and military vehicles and aircraft and missile components, and the provision of security services, including advanced driver training, threat recognition and avoidance training, and firearms training.

      WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to acquire, on the terms and subject to the conditions set forth in this Agreement, all of the issued and outstanding capital stock of the Companies;

      NOW, THEREFORE, in consideration of the premises and the respective mutual covenants, representations and warranties herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

      In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the meanings indicated below:

      "Acquisition Proposal" shall have the meaning set forth in Section 7.5(a).

      "Additional Break-up Fee" shall have the meaning set forth in Section 6.9.

      "Affiliate" shall mean with respect to a specified Person, a partnership, corporation, limited liability company, or any other Person which, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes, with respect to a Person (a) any other Person which beneficially owns or holds twenty percent (20%) or more of any class of voting securities or other securities convertible into voting securities of such Person or beneficially owns or holds twenty percent (20%) or more of any other equity interests in such Person, (b) any other Person with respect to which such Person beneficially owns or holds twenty percent (20%) or more of any class of voting securities or other securities convertible into voting securities of such Person, or owns or holds twenty percent (20%) or more of the equity interests of the other Person, and (c) any director or executive officer of such Person. For purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

      "Agents" shall have the meaning set forth in Section 7.5(a).

      "Agreement" shall mean this stock purchase agreement together with all exhibits and schedules referred to herein.

      "AHI" shall have the meaning set forth in the preamble hereof.

      "AHI Common Stock" shall have the meaning set forth in Section 2.2(b)(i).

      "Aircraft Lease Assignment" shall have the meaning set forth in Section 7.20.

      "Applicable Law" shall mean, with respect to any Person, any international, national, regional, state or local treaty, statute, law, ordinance, rule, administrative action, regulation, order, writ, injunction, judgment, decree or other requirement of any Governmental Authority and any requirements imposed by common law or case law, applicable to such Person or any of its properties, assets, officers, directors, employees, consultants or agents (in connection with their activities on behalf of such Person or any of its Affiliates). Applicable Law includes, without limitation, Environmental and Safety Requirements, and state and local zoning and building laws.

      "Average Closing Price" shall mean the average closing price of the AHI Common Stock on the New York Stock Exchange for a ten (10) consecutive trading day period ending three (3) trading days prior to the relevant date of determination.

      "Bank Consents" shall have the meaning set forth in Section 6.2(t) hereof.

      "Break-up Fee" shall have the meaning set forth in Section 6.9.

      "Bring Down Execution Date Legal Opinion" shall have the meaning set forth in Section 6.2(j).

      "Bring Down Fairness Opinion" shall mean a fairness opinion of Sutter Securities Incorporated reaffirming their opinion as set forth in the Seller's Fairness Opinion and confirming that the statements and conclusions set forth in the Seller's Fairness Opinion are true and correct as of the Closing Date.

      "Carosserie" shall have the meaning set forth in Section 7.12.

      "Carosserie Sale" shall have the meaning set forth in Section 7.12.

      "Cash at Closing" shall have the meaning set forth in Section 2.2(a)(i).

      "CERCLA" shall have the meaning set forth in Section 4.30(c).

      "Claims" shall have the meaning set forth in Section 5.4.

      "Closing" shall have the meaning set forth in Section 6.1.

      "Closing Date" shall mean the date that the Closing takes place.

      "Closing Date Balance Sheet" shall have the meaning set forth in Section 2.3(b).

      "Closing Payment" shall have the meaning set forth in Section 2.2(a)(i).

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Confidentiality and Non-Competition Agreements" shall have the meaning set forth in Section 6.2(k).

      "Companies" shall have the meaning set forth in the preamble hereof.

      "Company Intellectual Property" shall have the meaning set forth in
Section 4.19(a).

       "Company Subsidiary" shall mean any direct or indirect Subsidiary of any of the Companies other than any direct or indirect Subsidiary of any Company which Subsidiary is the subject of a Company Subsidiary Transfer.

      "Company Subsidiary Transfers" shall have the meaning set forth in Section 7.15.

      "Competitive Business" shall have the meaning set forth in Section 7.6.

      "Consideration Shares" shall have the meaning set forth in Section 2.2(b).

      "Content" shall mean any and all information, pictures, images, graphics, video, text, and any other content or information, in whatever form or on any media.

      "Deferred Consideration" shall have the meaning set forth in Section 2.2(a)(iii).

      "Disclosure Schedule" shall mean the disclosure schedule attached hereto.

      "Determining Accountants" shall have the meaning set forth in Section 2.3(c).

      "DOJ" shall mean the Department of Justice of the United States.

      "Encumbrance" shall mean any claim, lien, charge, security interest, pledge, mortgage, or any other restriction or encumbrance of any kind or nature.

      "Environmental and Safety Requirements" shall mean all Applicable Law concerning public health and safety, worker health and safety and pollution or protection of the environment (including, without limitation, all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Environmental Release, threatened Environmental Release, control or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or distillates, asbestos, polychlorinated biphenyls, noise or radiation).

      "Environmental Lien" shall mean any lien, whether recorded or unrecorded, in favor of any Governmental Authority, relating to any liability of any of the Companies, or the Seller with respect to the Companies, arising under any Environmental and Safety Requirements.

      "Environmental Release" shall have the meaning set forth in CERCLA.

      "ERISA" shall have the meaning set forth in Section 4.25(a).

      "Escrow Agent" shall mean the party to the Escrow Agreement who is to act as escrow agent thereunder, including all successor escrow agents as provided in the Escrow Agreement.

      "Escrow Agreement" shall mean the Escrow Agreement among AHI, the Purchaser, and the Seller, in a form reasonably satisfactory to the parties thereto.

      "Escrow Amount" shall have the meaning set forth in Section 2.2(a)(ii) hereof.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

      "Execution Date Legal Opinion" shall mean that certain legal opinion letter, addressed to the Seller, AHI, and the Purchaser and in form and substance satisfactory to AHI and the Purchaser, dated April 19, 2001, by Squire, Sanders & Dempsey, L.L.P., special Ohio counsel to the Seller, opining that the vote or other consent of the stockholders of the Seller is not required to authorize the Seller to enter into this Agreement and carry out the terms hereof and consummate the transactions contemplated hereby.

      "Financial Statements" shall mean (a) the audited balance sheets and the audited statements of income, cash flows and retained earnings of the Companies on a combined basis and consolidated with the Company Subsidiaries as of and for the fiscal years ended December 31, 1999 and 1998, including the notes thereto and the reports thereon of the Seller's independent auditors, each prepared in accordance with GAAP, consistently applied with prior periods and (b) the unaudited balance sheet and the unaudited statement of income of the Companies on a combined basis and consolidated with the Company Subsidiaries as of and for the fiscal year ended December 31, 2000.

      "401(k) Plan" shall have the meaning set forth in Section 7.17(a).

      "FTC" shall mean the Federal Trade Commission of the United States.

      "GAAP" shall mean United States generally accepted accounting principles.

      "Governmental Authority" shall mean any domestic, international, national, territorial, regional, state or local governmental authority, quasi-governmental authority, instrumentality, court, commission, arbitrator or arbitration panel, or tribunal or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

      "Governmental Authorizations" shall have the meaning given such term in
Section 4.18.

      "Governmental Contract MAE" shall have the meaning set forth in Section 4.27(d).

      "Gross Profit" shall have the meaning set forth in Section 2.5(b).

      "Guaranty" shall mean, as to any Person, all liabilities or obligations of such Person, with respect to any indebtedness or other obligations of any other person, which have been guaranteed, directly or indirectly, in any manner by such Person, through an agreement, contingent or otherwise, to purchase such indebtedness or obligation, or to purchase or sell property or services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or obligation or to guarantee the payment to the owner of such indebtedness or obligation against loss, or to supply funds to or in any manner invest in the debtor, or otherwise.

      "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

      "Indemnified Party" shall have the meaning set forth in Section 5.3(c).

      "Indemnifying Party" shall have the meaning set forth in Section 5.3(c).

      "Insurance Organizations" shall have the meaning set forth in Section 4.16(d).

      "Intellectual Property" shall mean any United States, foreign, international and state patents and patent applications, industrial design registrations, certificates of invention and utility models (collectively, "Patents"); trademarks, service marks, and trademark or service mark registrations and applications, trade names, logos, designs, slogans, and general intangibles of like nature, together with all goodwill related to the foregoing (collectively, "Trademarks"); Internet domain names; copyrights, copyright registrations, renewals and applications for copyrights, including without limitation for the Content and the Software (each as defined herein) (collectively, "Copyrights"); Content; Software, technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models and methodologies (collectively, "Trade Secrets"), rights of privacy and publicity, including but not limited to, the names, likenesses, voices and biographical information of real persons, and all license agreements and other agreements granting rights relating to any of the foregoing.

      "Intellectual Property Assignments" shall have the meaning set forth in
Section 7.19.

      "Kane Kessler Opinion" shall have the meaning set forth in Section 6.3(g).

      "Knowledge", "know", "known", and all other words of similar meaning, whether or not capitalized, when used with respect to the Seller, the Companies, or any of their respective Subsidiaries, shall mean the knowledge of any of Michael G. Cherkasky, Jules B. Kroll, Wilfred T. O'Gara, Nazzareno Paciotti, Steve Ratterman, Jerome Hoffman, Gary Allen, or Abram S. Gordon, including knowledge which was obtained after reasonable inquiry of Tony Russell, Ricardo Moreno, Olivier Robin, Daniel Bell and Adilson Parella.

      "Kramer Levin Naftalis & Frankel LLP Opinion" shall have the meaning set forth in Section 6.2(i).

      "Leased Property" shall have the meaning set forth in Section 4.16(a).

      "Leases" shall have the meaning set forth in Section 4.16(a).

      "Liabilities" shall have the meaning set forth in Section 4.13.

      "License Agreements" shall have the meaning set forth in Section 4.19(a).

      "Liquidated Damage Amount" shall have the meaning set forth in Section 6.9(b)(ii).

      "Litigation" shall have the meaning set forth in Section 4.6.

       "Losses" shall have the meaning set forth in Section 5.3(a).

      "MADSP" shall have the meaning set forth in Section 2.7.

      "Material Agreements" shall have the meaning set forth in Section 4.27(a).

      "Material Adverse Change" shall mean any material adverse change in the condition (financial or otherwise), results of operations, assets, liabilities, properties, or business of the Companies, taken as a whole, other than a material adverse change that arises out of or results from the announcement or consummation of the transactions contemplated by this Agreement.

      "Material Adverse Effect" shall mean any change, event or condition of any character, taken together with any and all other acts, omissions, conditions, changes, or events of any character which constitute breaches or violations of any representation or warranty herein, including any representation or warranty which has expired pursuant to Section 5.2, that is qualified by Material Adverse Effect, which, in the aggregate, has had or is reasonably likely to have a material adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities, properties, or business of the Companies taken as a whole or which is reasonably likely to prevent or delay the consummation of the transactions contemplated hereby.

      "Minimum Tangible Net Assets Requirement" shall have the meaning set forth in Section 2.3(a).

      "Non-U.S. Anti-Trust Law" shall mean any anti-trust or similar law of any Governmental Authority other than a Governmental Authority within the United States.

      "Outstanding OHEAC Capital Stock" shall have the meaning set forth in
Section 4.10(a).

      "Outstanding O'Gara Company Capital Stock" shall have the meaning set forth in Section 4.10(b).

      "Outstanding OSA Capital Stock" shall have the meaning set forth in
Section 4.10(c).

      "Owned Property" shall have the meaning set forth in Section 4.16(a).

      "Permitted Encumbrances" shall mean any and all mechanics' liens, workmen's liens, common carrier liens, warehousemen's liens and other similar liens or Encumbrances incurred in the ordinary course of business and any and all restrictions, easements or other imperfections of title or Encumbrances on any Real Property or other property or asset that do not materially diminish the value thereof or materially interfere with the use thereof in the operations of the Companies and the Company Subsidiaries.

      "Person" whether or not capitalized, shall mean any natural person, corporation, unincorporated organization, partnership, limited liability company, association, joint stock company, joint venture, trust or government, or any agency or political subdivision of any government or any other entity.

      "Post-Closing Settlement" shall have the meaning set forth in Section 2.3(d).

      "Principal Stockholder Releases" shall have the meaning set forth in
Section 6.2(n).

      "Product" shall have the meaning set forth in Section 4.29.

      "Projections" shall have the meaning set forth in Section 4.42.

      "Purchaser Indemnified Parties" shall have the meaning set forth in
Section 5.6(a).

      "Purchase Price" shall have the meaning set forth in Section 2.2(a).

      "Purchaser" shall have the meaning set forth in the preamble hereof.

      "Purchaser's Certificates" shall have the meaning set forth in Section 6.3(c).

      "Purchaser's Fairness Opinion" shall mean the opinion of Bear, Stearns & Co. Inc. that the Securities to be received by the Purchaser in exchange for the Purchase Price are fair to the stockholders of AHI from a financial point of view.

      "Real Property" shall have the meaning set forth in Section 4.16(a).

      "Real Property Permits" shall have the meaning set forth in Section
4.16(d).

      "Related Costs" shall have the meaning set forth in Section 5.6(a).

      "Related Party" shall have the meaning set forth in Section 4.21.

      "Registration Statement" shall have the meaning set forth in Section 7.13.

      "Review Period" shall have the meaning set forth in Section 2.3(b).

      "SEC" shall mean the Securities and Exchange Commission of the United States.

      "Securities" shall mean, individually and/or collectively, the Outstanding OHEAC Capital Stock, the Outstanding O'Gara Company Capital Stock, and the Outstanding OSA Capital Stock.

      "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

      "Seller" shall have the meaning set forth in the preamble hereof.

      "Seller's Chief Financial Officer's Certificates" shall have the meaning set forth in Section 6.2(e).

      "Seller's Closing Tax Returns" shall have the meaning set forth in Section 5.6(d).

      "Seller's Fairness Opinion" shall mean the opinion of Sutter Securities Incorporated that the Purchase Price to be received by the Seller in exchange for the capital stock of the Companies is fair to the stockholders of the Seller from a financial point of view.

      "Seller's Officers' Certificates" shall have the meaning set forth in
Section 6.2(d).

      "Seller's Taxes" shall have the meaning set forth in Section 5.6(c).

      "Software" shall mean any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code form, (ii) databases, compilations, and any other electronic data files, including any and all collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts, technical and functional specifications, and other work product used to design, plan, organize, develop, test, troubleshoot and maintain any of the foregoing, (iv) without limitation to the foregoing, the software technology supporting any functionality contained on any of the Companies' Internet site(s), and (v) all documentation, including technical, end-user, training and troubleshooting manuals and materials, relating to any of the foregoing.

      "Straddle Returns" shall have the meaning set forth in Section 5.6(d).

      "Subsidiary" of any Person shall mean any Person, whether or not capitalized, in which such Person owns, directly or indirectly, an equity interest of more than fifty percent (50%), or which may be controlled, directly or indirectly, by such Person.

      "Sultan Receivable" shall have the meaning set forth in Section
2.3(f)(ii).

      "Tangible Net Assets" shall mean (i) assets of the Companies set forth on
Schedule 2.3 hereof, which in no event shall include balances for intercompany accounts receivable, deferred tax assets, net goodwill, net intangibles, or investments in subsidiaries less (ii) the liabilities of the Companies set forth on Schedule 2.3 hereof, which in no event shall include balances for any revolving line of credit of the Seller or any of the Companies, the current portion of long term debt, intercompany payables, deferred taxes, long tem debt, other long-term obligations, or the eliminating differences/balance account but shall include any debt related to fixed assets acquired as part of the transactions contemplated hereby and a provision for "risk in France" in the amount of $62,000.

      "Tangible Property" shall have the meaning set forth in Section 4.15.

      "TACOM" shall have the meaning set forth in Section 2.3(f)(i).

      "TACOM Excess" shall have the meaning set forth in Section 2.3(f)(i).

      "Tax Group" shall have the meaning set forth in Section 4.26.

      "Tax Election" shall have the meaning set forth in Section 2.7.

      "Tax Notification Periods" shall have the meaning set forth in Section 5.6(f).

      "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

      "Termination Date" shall mean June 30, 2001; provided, however, that the Termination Date shall be extended daily until ten (10) days after the Registration Statement is declared effective; but in no event later than September 14, 2001. Notwithstanding the immediately preceding sentence, if the Seller chooses to seek the approval of its shareholders of this Agreement or the transactions contemplated hereby as a result of either (i) the issuance of an order by a Governmental Authority enjoining the consummation of the transactions contemplated hereby by reason of the failure of the Seller to obtain the approval of its shareholders of this Agreement and the transactions contemplated hereby or (ii) the inability of the Seller to deliver the Bring Down Closing Date Legal Opinion due to a change in Ohio law, the Termination Date shall be extended for an additional ninety (90) days after the date such order is issued or such law is changed.

      "TNA Aircraft Adjustment" shall have the meaning set forth in Section
7.20.

      "Transaction Expenses" shall have the meaning set forth in Section 6.9.

      "Transferred Company Subsidiaries" shall have the meaning set forth in
Section 7.15(g).

      "Uncollected Receivables" shall have the meaning set forth in Section 2.5(b).

                                  ARTICLE II.
                      PURCHASE OF SECURITIES; CONSIDERATION

      2.1 Purchase of Securities. Subject to the terms and conditions set forth herein, on the Closing Date, the Seller shall sell to Purchaser, and Purchaser shall purchase from the Seller, all of the Seller's right, title and interest in and to the Securities, which shall collectively constitute one hundred percent (100%) of the issued and outstanding capital stock of each of the Companies. At the Closing, the Seller shall deliver to Purchaser all of the certificates representing the Securities together with stock powers separate from the certificates duly executed by the Seller in blank and sufficient to convey to Purchaser good title to all of the

Securities free and clear of any and all Encumbrances of any nature whatsoever, other than restrictions arising under applicable securities laws or Encumbrances placed thereon by Persons claiming by, through or under Purchaser.

      2.2 Consideration

          (a) Subject to adjustment as set forth in Section 2.3, the aggregate purchase price for the Securities shall be up to Fifty-six Million Five Hundred Thousand ($56,500,000) Dollars (the "Purchase Price"), payable by Purchaser to the Seller as follows:

              (i) $53,000,000 (the "Closing Payment") shall be payable in cash by wire transfer of immediately available funds at the Closing (the "Cash at Closing");

              (ii) $1,500,000 (the "Escrow Amount") shall be deposited by the Purchaser with the Escrow Agent on the Closing Date, which amount shall be held and distributed, subject to the set-offs, if any, authorized herein, pursuant to the terms and provisions hereof and the Escrow Agreement; and

              (iii) Contingent upon and subject to the achievement of the Gross Profit to the extent set forth in Section 2.5 below, up to $2,000,000 (the "Deferred Consideration").

          (b) Notwithstanding anything else contained herein, in the sole and exclusive discretion of AHI and the Purchaser, up to $15,000,000 of the Closing Payment, may be paid by the issuance of duly authorized and nonassessable shares (the "Consideration Shares") of AHI's common stock, par value $.01 per share (the "AHI Common Stock"). For purposes of determining the number of shares of AHI Common Stock which shall constitute the Consideration Shares issued as a portion of the Closing Payment or the Escrow Amount, the value of AHI Common Stock shall be determined based upon the Average Closing Price with respect to the Closing Date. For purposes of determining the number of shares of AHI Common Stock which shall constitute the Consideration Shares issued as a portion of the Deferred Consideration, the value of AHI Common Stock shall be determined based upon the Average Closing Price with respect to the date of issuance of such shares of AHI Common Stock.

      2.3 Certain Closing Adjustments and Covenants.

          (a) The Purchase Price shall be reduced dollar for dollar to the extent that the Tangible Net Assets, as set forth in the Closing Date Balance Sheet are less than $37,392,000 (the "Minimum Tangible Net Assets Requirement").

          (b) For purposes of calculating the Tangible Net Assets, the Purchaser's independent accountants shall conduct a post-closing audit of the Companies promptly after the Closing and within 75 days following the Closing Date, the Purchaser shall deliver to the Seller a balance sheet of the Companies as at the Closing Date, prepared in accordance with GAAP applied on a basis consistent with the Financial Statements (the "Closing Date Balance Sheet"). The Seller and its accountants shall be afforded access to and shall review the books and records of the Companies and the workpapers of the Purchaser and its accountants in connection with the preparation of the Closing Date Balance Sheet. The Closing Date Balance Sheet shall become final and binding upon the parties unless, within 30 days following delivery to the Seller (such 30 day period hereinafter referred to as the "Review Period"), notice is given by the Seller to the Purchaser of the Seller's dispute of the Closing Date Balance Sheet, setting forth in reasonable detail the Seller's basis for such objection. If notice of dispute is timely given by the Seller, the parties shall work together in good faith to resolve such dispute.

          (c) If the parties are unable to reach agreement within 30 days after notice of dispute has been received by the Purchaser, the dispute shall be referred for resolution to Ernst & Young (the "Determining Accountants") as promptly as practicable. The Determining Accountants will make a determination as to each item in dispute, which determination will be (i) in writing, (ii) furnished to AHI, the Purchaser, and the Seller as promptly as practicable after the items in dispute have been referred to the Determining Accountants, (iii) made in accordance with this Agreement, and (iv) conclusive and binding upon each party hereto. Each of Purchaser and the Seller will use reasonable efforts to cause the Determining Accountants to render its decision as soon as reasonably practicable, including without limitation by promptly complying with all reasonable requests by the Determining Accountants for information, books, records and similar items.

          (d) If any post-closing adjustment or other set-off is required or permitted to be made pursuant hereto, the settlement thereof (the "Post-Closing Settlement") shall take place at the offices of Kane Kessler, P.C. at 10:00 a.m. local time on the fifth business day following the end of the Review Period, or in the event such matter has been referred to the Determining Accountants, on the fifth business day following the date upon which the written determination of the Determining Accountants becomes final and binding upon the parties, or at such other time and place as the Purchaser and the Seller may mutually agree in writing. The Purchaser shall first set-off and deduct from the Escrow Amount the amount of the Post-Closing Settlement; provided, however, that the Purchaser shall first set off and deduct from the Escrow Amount any Consideration Shares held by the Escrow Agent pursuant to the Escrow Agreement, such shares to be valued for purposes of such set off and deduction at the Average Closing Price with respect to the date of release of such Consideration Shares from the Escrow Agreement. If the Post-Closing Settlement shall exceed the Escrow Amount, the amount of such excess shall be a liability of the Seller to Purchaser and shall be paid by the Seller to the Purchaser at the Post-Closing Settlement by certified or cashier's check. The fees and expenses of each party's respective accountants shall be borne by such party. The fees and expenses of the Determining Accountants incurred in connection with its review and determination shall be borne one-half by the Purchaser and one-half by the Seller.

          (e) In order to secure the Post-Closing Settlement, the indemnification obligations of the Seller pursuant to Section 5.3(a), 5.6, 5.7 and 7.13(c), and the obligations of the Seller pursuant to Sections 5.6(d) and 7.9, the Purchaser shall place the Escrow Amount in escrow with the Escrow Agent pursuant to the terms of the Escrow Agreement. The Escrow Amount shall be held and released pursuant to and in accordance with the terms of the Escrow Agreement. The Escrow Agreement shall provide that the Escrow Amount will be released upon the later of the Payment of the Post-Closing Settlement pursuant to Section 2.3 and the Seller's satisfaction of its obligations set forth in
Section 7.9.

          (f) The parties agree that for the purposes of calculating the Purchase Price, preparing the Closing Date Balance Sheet, and calculating the Tangible Net Assets, the parties, and the Determining Accountants, shall take into account, in addition to the provisions of Sections 2.3(a)-(e), the following:

              (i) With respect to any account receivable owed to any one or more of the Companies by the United States Tank Automotive Armored Command ("TACOM"), only the amount that such Company and TACOM agree in writing is due and owing by TACOM to such Company as of the Closing Date shall be included on the Closing Date Balance Sheet as an account receivable. The Purchase Price shall be reduced dollar for dollar by an amount equal to the excess of the amount that such Company asserts is due and owing from TACOM as of the Closing Date over the amount TACOM admits is due and owing to such Company as of the Closing Date (the "TACOM Excess"). Any portion of the TACOM Excess which is paid by TACOM and collected by such Company after the Closing Date shall be promptly remitted by such Company to the Seller.

              (ii) The Purchase Price shall be reduced dollar for dollar by the amount of the outstanding receivable, in the approximate amount of $223,000, owed to one of the Companies by Saudi Arabian Prince Sultan (the "Sultan Receivable") to the extent the Sultan Receivable is outstanding on the Closing Date. At the Closing, the Purchaser shall assign to the Seller or its designee the obligation represented by the Sultan Receivable. All payments received by any Company from Prince Sultan with respect to any account receivable shall be applied first to any undisputed, unpaid portion of the Sultan Receivable.

              (iii) The Seller shall use commercially reasonable efforts to resolve the matters listed on Schedule 2.3(f). The Purchase Price shall be reduced dollar for dollar for any matters listed on Schedule 2.3(f) that are unresolved at Closing.

              (iv) If, prior to the Closing, the Seller has not settled all outstanding tax claims by Governmental Authorities in Brazil against O'Gara-Hess & Eisenhardt do Brasil LTDA, the purchase price shall be reduced by $750,000, unless O'Gara-Hess & Eisenhardt do Brasil LTDA has obtained an insurance policy in a form reasonably acceptable to AHI, the premium for which shall be paid by the Seller, insuring such tax claims in an amount not less than $3,000,000. To the extent such taxes and any associated costs and expenses are finally resolved for less than $750,000, the difference between $750,000 and the amount of such final resolution shall be promptly remitted to the Seller.

              (v) The Purchase Price shall be reduced dollar for dollar to the extent that the Taxes indicated on Schedule 4.26 as being contested in good faith exceed $100,000 (other than Taxes set forth on Schedule 2.3(f) and the Taxes for which indemnification is provided in Section 5.7); provided, however, that if any amount being contested which results in a Purchase Price adjustment is determined in a final, non-appealable decision of a Governmental Authority not to be owed by the Companies, such amount shall be promptly remitted to the Seller.

      2.4 [Intentionally Omitted]

      2.5 Calculation of Deferred Consideration

          (a) If the Companies' Gross Profit (as defined below) shall equal or exceed $27,832,000, then the Deferred Consideration shall equal $2,000,000. If the Companies' Gross Profit shall be less than $27,832,000 but shall equal or exceed $26,400,000, then the Deferred Consideration shall be $1,000,000. If the Companies' Gross Profit shall be less than $26,400,000, then there shall be no Deferred Consideration. Any Deferred Consideration to be paid to the Seller shall be reduced dollar for dollar by the amount of any Uncollected Receivables, but shall not be reduced to less than $0. All Uncollected Receivables credited against the Deferred Consideration shall be transferred to the Seller or its designee.

          (b) "Gross Profit", for purposes of calculating Deferred Consideration, shall mean the excess of (i) the combined revenue of the Companies for the twelve month period ended December 31, 2001 over (ii) combined costs of sales of the Companies for such twelve month period, all as determined in accordance with GAAP consistently applied with prior periods, reduced by the amount of (x) any one-time, non-recurring costs or operating expenses which arose from or are related to prior periods, and (y) the amount of (i) any accounts receivable, after giving effect to corresponding reserves set forth on the Closing Date Balance Sheet, which are uncollected as of the date of calculation and (ii) any accounts receivable included within the costs in excess of billings account set forth on the Closing Date Balance Sheet which are uncollected as of the date of calculation ("Uncollected Receivables") and shall be calculated on a combined, stand-alone basis for the Companies and shall include a reasonable allocation of overhead by AHI to the Companies or reasonable allocation of overhead by AHI which is reasonably related to the generation of the Gross Profit. For purposes of calculating Gross Profit, the property and equipment purchased by one of the Companies from Longline Leasing, Incorporated shall be amortized over one year.

          (c) The Purchaser shall use reasonable efforts to calculate the amount of the Gross Profit and the amount, if any, of Deferred Consideration payable to the Seller hereunder as soon as reasonably practicable, but in no event later than May 15, 2002. The Deferred Consideration shall be paid within 15 days after the determination of the Gross Profit.

      2.6 Resale of Consideration Shares. The Seller shall sell or otherwise dispose of the Consideration Shares solely in accordance with the procedures set forth on Schedule 2.6. The obligations of AHI and the Purchaser under Schedule
2.6 are absolute and unconditional, except as expressly set forth on Schedule 2.6, and neither AHI nor the Purchaser shall have any right of set off, counterclaim, deduction or other diminution of any kind whatsoever with respect to any claim for indemnification under this Agreement or otherwise with respect to such obligations.

      2.7 Section 338(h)(10) and Section 338(g) Elections. At the election of the Purchasers, the Seller and the Purchaser agree to make irrevocable, timely, and effective joint elections provided under Section 338(h)(10) of the Code (including under any comparable statutes in any other jurisdiction) with respect to all acquired U.S. Companies and Companies Subsidiaries and to make irrevocable, timely, and effective elections under Section 338(g) of the Code for the non U.S. Companies and the non U.S. Company Subsidiaries. Such elections (the "Tax Elections") shall be in accordance with the Code and the regulations promulgated thereunder and other applicable laws. Based on the actual date of Closing, the Purchaser shall notify the Seller as to the exact date by which the Tax Elections must be made. In the event that the Purchaser elects to make the Tax Elections, the Purchaser shall give timely notice thereof to the Seller, and the Seller and such Companies shall each cooperate with the Purchaser in order to facilitate the Tax Elections, and the Purchaser, the Seller, and the Companies shall jointly file an IRS Form 8023 ("Tax Election Form") on a timely basis. Prior to Closing, Purchaser and Seller shall use their best efforts to agree on the calculations which shall be used concerning (i) the assets deemed purchased pursuant to the Section 338(h)(10) or 338(g) Tax Elections contained in this Section 2.7, (ii) the computation of the Modified Aggregate Deemed Sale Price (as defined under applicable Treasury Regulations) ("MADSP"), and (iii) the allocation of such MADSP among such assets. The Seller shall be responsible for all Taxes attributable to the Section 338(h)(10) or 338(g) Tax Elections (whether payable on a consolidated return including, or separate returns of, such Companies) other than those taxes described in Section 5.6(b). The Seller shall indemnify and pay AHI and the Purchaser for the loss of any Tax Benefits of AHI and reasonable fees and expenses of the Purchaser as a result of a failure or refusal of the Seller to make the Section 338(h)(10) or 338(g) Tax Elections provided Purchaser shall have given adequate notice to Seller pursuant to this Section 2.7.

                                  ARTICLE III.
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      In order to induce the Seller to enter into this Agreement and to consummate the transactions contemplated hereby, AHI and the Purchaser, jointly and severally, make the representations and warranties set forth below to the Seller.

      3.1 Organization; Standing and Power. Each of AHI and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. AHI and the Purchaser have all requisite right, power and authority to execute, deliver and perform this Agreement and the other agreements and documents contemplated hereby to be executed by them and to consummate the transactions contemplated hereby and thereby.

      3.2 Authorization; Enforceability. The execution, delivery and performance of this Agreement and all other agreements and documents to be executed by AHI or Purchaser in connection with the transactions contemplated hereby and the consummation by AHI and Purchaser of the transactions contemplated hereby and thereby have been and will be duly authorized by all requisite corporate action on the part of each of AHI and Purchaser. This

Agreement has been, and all other agreements and documents contemplated hereby to be executed and delivered by AHI and Purchaser, when so executed and delivered, will have been, duly executed and delivered by AHI and Purchaser and constitute or will constitute the legal, valid and binding obligations of AHI or Purchaser, as the case may be, enforceable against them in accordance with their respective terms, except to the extent that such enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

      3.3 No Violation or Conflict. The execution, delivery and performance of this Agreement and the other agreements and documents contemplated hereby to be executed by AHI or Purchaser and the consummation by AHI and Purchaser of the transactions contemplated hereby and thereby do not violate or conflict with any
(a) Applicable Law or any writ, order or decree of any court or Governmental Authority, the violation of which would interfere in any material respect with AHI's or Purchaser's ability to consummate the transactions contemplated hereby,
(b) any provision of AHI's or Purchaser's respective certificate of incorporation or bylaws, or (c) any instrument or material agreement to which AHI or the Purchaser is a party or by which AHI or the Purchaser or their respective properties is bound.

      3.4 Consent of Governmental Authorities. No consent, approval or authorization of, or registration, qualification or filing with any Governmental Authority is required to be made by AHI or Purchaser in connection with the execution, delivery or performance by AHI and Purchaser of this Agreement or the other agreements or documents contemplated hereby to be executed and delivered by AHI and the Purchaser, or the consummation by AHI and Purchaser of the transactions contemplated hereby or thereby, other than (a) as required by the Securities Act with respect to the issuance of the Consideration Shares and (b) any filing and approval required under the HSR Act or any Non-U.S. Anti-Trust Law.

      3.5 Brokers. Except for Bear, Stearns & Co. Inc. and as set forth on
Schedule 3.5 hereto, AHI and Purchaser have not employed any financial advisor, broker or finder and have not incurred and will not incur any broker's, finder's, investment banking or similar fees, commissions or expenses, in connection with the transactions contemplated by this Agreement. AHI and Purchaser shall be responsible for payment of the commissions and fees of Bear, Stearns & Co. Inc. and any other Person set forth on Schedule 3.5 hereto.

      3.6 Public Documents; Compliance. The forms, reports, schedules, registration statements, and documents filed by AHI with the SEC (i) complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date so filed or amended, and (ii) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (in each case as of the respective dates that they were filed with the SEC, or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing). All forms, reports, schedules, registration statements and documents required to be filed by AHI with the SEC under the Securities Act and the Exchange Act have been filed on a timely basis for the last 12 months and AHI is eligible to file a registration statement on Form S-3 under the Securities Act. Since the date of the latest financial statements of AHI included in any report filed by AHI with the SEC, there has been no material adverse change in the condition (financial or otherwise), results of operations, assets, liabilities or business of AHI and its Subsidiaries, taken as a whole. AHI has previously delivered to the Seller copies of AHI's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed by it with the SEC since January 1, 2000 and AHI's Registration Statement on Form S-3, Registration No. 333-75053.

      3.7 Consideration Shares. Any Consideration Shares to be issued pursuant to Section 2.2(b) have been, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable.

      3.8 Registration Statement. The Registration Statement, at the time it is filed and at the time it is declared effective, will comply as to form in all material respects with the requirement of the Securities Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make statements therein, in light of the circumstances under which they are made, not misleading.

      3.9 Litigation. There are no actions, suits, investigations, arbitrations, claims or proceedings pending or, to the knowledge of AHI or Purchaser, threatened before any court or by or before any Governmental Authority or arbitrator against AHI or the Purchaser, or any of their respective directors or officers, as such, relating to the transactions contemplated by this Agreement or that might prevent or delay the consummation of such transaction.

                                  ARTICLE IV.
         REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE COMPANIES

      In order to induce Purchaser and AHI to enter into this Agreement and to consummate the transactions contemplated hereby, the Seller and each of the Companies jointly and severally, make the representations and warranties set forth below to Purchaser and to AHI. For purposes of this Article IV, all references to the Companies shall, unless the context clearly indicates otherwise, be deemed to include each Company and each of their respective Company Subsidiaries.

      4.1 Organization

          (a) The Seller and each of the Companies is a corporation duly organized, validly existing and in good standing (or applicable concept in its jurisdiction of incorporation) under the laws of the jurisdiction of its incorporation or formation. Each of the Companies, other than the Company Subsidiaries, is duly qualified to transact business as a foreign corporation in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified is not reasonably likely to have a Material Adverse Effect. Each jurisdiction in which any of the Companies, other than the Company Subsidiaries, is so qualified is listed on Schedule 4.1(a) hereto. Each of the Companies, other than the Company Subsidiaries, has the requisite power and authority to
(i) own or lease and operate its properties and (ii) conduct its business as presently conducted.

          (b) Set forth on Schedule 4.1(b) hereto is a complete and accurate list of Persons with respect to which any of the Companies beneficially owns, directly or indirectly, any of the outstanding stock or other ownership interests of such Person (the "Company

Subsidiaries") and such Company's percentage ownership of each such Company Subsidiary. Schedule 4.1(b) lists each third-party which beneficially owns, directly or indirectly, any of the outstanding stock or other ownership interests of any Company Subsidiary and such third-party's percentage ownership therein. Except as set forth on Schedule 4.1(b), there is no other Person with respect to which: (i) any Company beneficially owns, directly or indirectly, any outstanding stock or other ownership interests of such Person; (ii) any Company may be deemed to be in control because of factors or relationships other than the quantity of stock or other interests owned; (iii) any Company may be liable under any circumstances for the payment of additional amounts with respect to its interest, whether in the form of assessments, capital calls, installment payments, general partner liability or otherwise; or (iv) any Company's investment is accounted for by the equity method. Other than Seller, the Companies with respect to the Company Subsidiaries, and the Company Subsidiaries with respect to their Subsidiaries, no Person controls any of the Companies or any of the Company Subsidiaries, whether by contract or otherwise. Each Company Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, which jurisdictions are set forth on
Schedule 4.1(b). Each Company Subsidiary is duly qualified to transact business as a foreign corporation in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified is not reasonably likely to have a Material Adverse Effect. Each jurisdiction in which a Company Subsidiary is so qualified is listed on Schedule 4.1(b). Each Company Subsidiary has the requisite power and authority to (i) own or lease and operate its properties and
(ii) conduct its business as presently conducted.

      4.2 Authorization; Enforceability. The Seller and each Company has all requisite corporate power and corporate authority to execute, deliver and perform this Agreement and the other agreements and documents contemplated hereby to be executed by them and to consummate the transactions contemplated hereby and thereby. This Agreement and all other documents to be executed and delivered by the Seller or any of the Companies, as the case may be, in connection with the transactions contemplated hereby have been and will be duly authorized by all requisite corporate action on the part of the Seller or any of the Companies, as the case may be. This Agreement has been, and all other agreements and documents contemplated hereby to be executed and delivered by the Seller or any of the Companies will have been, duly executed and delivered and constitute or will constitute the legal, valid and binding obligations of the Seller or the Companies, as the case may be, enforceable against them in accordance with their respective terms, except to the extent that such enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principals of equity.

      4.3 No Violation or Conflict. The execution, delivery and performance of this Agreement by the Seller and each of the Companies and the consummation by the Seller and each of the Companies of the transactions contemplated hereby:
(a) do not violate or conflict with any provision of the Seller's or any Company's certificate or articles of incorporation or bylaws or code of regulations, as the case may be; (b) do not violate or conflict with any provision of any Applicable Law or any writ, order or decree of any court or Governmental Authority other than a violation or a conflict which would not have a Material Adverse Effect; and (c) except as set forth on Schedule 4.3 hereto, do not, with or without the passage of time or the giving of notice, result in the material breach of, or constitute a material default, give rise to a material right of termination, cancellation or acceleration of performance or loss of material benefit, or result in the creation of any material Encumbrance upon any material property or assets of any of the Companies pursuant to any Material Agreement to which the Seller or any of the Companies is a party or by which the Seller or any of the Companies or their respective properties is bound or affected. Except as set forth on Schedule 4.3, the consummation of the transactions contemplated hereby will not require the notification or consent of any third party to any Material Agreement.

      4.4 Consents of Governmental Authorities. Except as set forth on Schedule 4.4, no consent, approval or authorization of, or registration, qualification or filing with any Governmental Authority, is required to be made by the Seller or any of the Companies in connection with the execution, delivery or performance of this Agreement by the Seller or any of the Companies or the consummation by the Seller or any of the Companies of the transactions contemplated hereby, other than any filing and approval required under the HSR Act or Non-U.S. Anti-Trust Law.

      4.5 Conduct of Business. Except as disclosed on Schedule 4.5 hereto, since December 31, 2000, each of the Companies has conducted its businesses in the ordinary and usual course consistent with past practices and there has not occurred any Material Adverse Change. Without limiting the generality of the foregoing, except as disclosed on Schedule 4.5, since December 31, 2000, none of the Companies has: (a) amended its certificate or articles of incorporation or bylaws or code of regulations, as the case may be; (b) issued, sold or authorized for issuance or sale, shares of any class of its securities (including, but not limited to, by way of stock split or dividend) or any subscriptions, options, warrants, rights or convertible securities or entered into any agreements or commitments of any character obligating it to issue, sell, redeem, purchase, or register any such securities; (c) redeemed, purchased or otherwise acquired, directly or indirectly, any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares;
(d) declared or paid any dividend or other distribution (whether in cash, stock or other property) with respect to its capital stock other than dividends or other distributions among the Companies and the weekly payments by OHEAC to the Seller as set forth on Schedule 4.5; (e) suffered any material damage, destruction or loss, whether or not covered by insurance, (f) sold, leased, or disposed of any material assets or property of such Company other than in the ordinary course of business; (g) granted or made any mortgage or pledge or subjected itself or any of its properties or assets to any Encumbrance of any kind, except liens for Taxes not currently due; (h) made or committed to make any capital expenditures in excess of $50,000 in any single case or in excess of an aggregate of $400,000 through the date hereof; (i) become subject to any Guaranty; (j) materially changed any accounting method used by such Company or been affected by any material change in any accounting method used by the Seller; (k) granted any increase in the compensation payable or to become payable to directors, officers, employees (including, without limitation, any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment), except, with respect to non-officer employees, customary annual increases consistent with past practices; (l) materially amended or terminated any existing Material Agreement or received written notice or, to the Seller's knowledge, oral notice of any such amendment or termination; (m) experienced any strike, material work stoppage or material slowdown; (n) received written notice or, to the Seller's knowledge, oral notice of any Material Adverse Change in its relationship with any financial institution, customer or supplier with which it currently does business, or (o) entered into any agreement to do any the foregoing. SARL Essonne Securite has conducted no business since its inception.

      4.6 Litigation; Disputes. Except as set forth on Schedule 4.6 and as described in Section 5.7, there are no actions, suits, investigations, arbitrations, claims or proceedings ("Litigation") pending or, to the knowledge of the Seller or any of the Companies, threatened before any court or by or before any Governmental Authority, (a) against (as plaintiff or defendant) any of the Companies or (b) against (as plaintiff or defendant) the Seller relating to the Securities or the transactions contemplated by this Agreement other than Litigation which is not reasonably likely to have a Material Adverse Effect. To the Seller's knowledge Schedule 4.6 together with Section 5.7 sets forth a complete and accurate list and description of any material Litigation commenced against any of the Companies in the last three (3) years. To the knowledge of the Seller no material dispute or claim exists between any of the Companies and any of their customers, suppliers, or distributors that could reasonably be expected to have a Material Adverse Effect.

      4.7 Brokers. Except as set forth on Schedule 4.7 hereto, neither the Seller nor the Companies has employed any financial advisor, broker or finder, and neither of them has incurred or will incur any other broker's, finder's, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement. The Seller shall be solely responsible for all fees, commissions, and expenses of any Person set forth on
Schedule 4.7 hereto incurred in connection with the transactions contemplated by this Agreement.

      4.8 Compliance. Each of the Companies is in compliance with all Applicable Law including, but not limited to, those relating to (a) the development, manufacture, distribution, marketing and sale of products and services and (b) the bidding for contracts by and the conduct of business by federal or state contractors, except where the failure to be in compliance would not have a Material Adverse Effect. Except as set forth on Schedule 4.8, none of the Companies is subject to any material judicial, governmental or administrative order, judgment or decree and the Seller is not subject to any material judicial, governmental or administrative order, judgment or decree. Attached hereto as Schedule 4.8 are true and correct copies of all reports of material inspections of each of the Company's business and properties which occurred during the past three (3) years through the date hereof, under Applicable Laws which resulted in the imposition of a material fine, penalty, or other material restrictions. Neither the Seller nor any of the Companies has received written notice, or has knowledge of any oral notice, of any material violation (or any investigation, inspection, audit, or other proceeding by any Governmental Authority involving an allegation of any material violation) of any material Applicable Law by or affecting any of the Companies, and to the knowledge of the Seller and each of the Companies, no investigation, inspection, audit, or other proceeding by any Governmental Authority involving an allegation of material violation of any material Applicable Law is threatened or contemplated.

      4.9 Charter, Bylaws, Code of Regulations and Corporate Records. A true, correct and complete copy of (a) the certificate or articles of incorporation of the Seller and each of the Companies, as amended and in effect on the date hereof, (b) the bylaws or code of regulations of the Seller and each of the Companies, as amended and in effect on the date hereof, and, if any of the Company Subsidiaries is not a corporation, the organizational and operational documents of such Company Subsidiary, and (c) the stock ledgers and stock transfer records of each of the Companies has previously been made available to the Purchaser. The minute books of each of the Companies have previously been made available to the Purchaser. Such minute books contain complete and accurate, in all material respects, records of all meetings and other corporate actions of the board of directors, committees of the board of directors, incorporators and shareholders of each of the Companies from the date of its incorporation to the date hereof. All such meetings were duly called and held, and a quorum was present and acting throughout each such meeting, except as disclosed in such minute books. Such stock ledgers and stock transfer records reflect all issuances and registrations of transfer of all shares of capital stock of the Companies, and certificates representing all canceled shares of capital stock have been returned to the stock ledger, except as to which the relevant Company has received a lost certificate affidavit from the registered owner (or their lawful representative) of the shares evidenced thereby.

      4.10 Capitalization of the Companies

          (a) O'Gara-Hess & Eisenhardt Armoring Company. The authorized capital stock OHEAC consists of (i) 100,000 shares of common stock, no par value, of which 13,625 shares are issued and outstanding and owned by the Seller and (ii) no shares of preferred stock (such outstanding common stock, the "Outstanding OHEAC Capital Stock"). All shares of the Outstanding OHEAC Capital Stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. No securities issued by OHEAC from the date of its incorporation to the date hereof were issued in violation of any statutory or common law preemptive rights. There are no dividends which have accrued or been declared but are unpaid on the Outstanding OHEAC Capital Stock. All Taxes required to be paid in connection with the issuance and any transfers of the Outstanding OHEAC Capital Stock have been paid. All permits or authorizations required to be obtained from or registrations required to be effected with any Governmental Authority in connection with any and all issuances of securities of OHEAC from the date of the its incorporation to the date hereof have been obtained or effected, and all securities of OHEAC have been issued in accordance with the provisions of all applicable Federal and state securities or other laws.

          (b) The O'Gara Company. The authorized capital stock of O'Gara Company consists of (i) 15,000,000 shares of common stock, par value $0.01 per share, of which 100 shares are issued and outstanding and owned by the Seller, and (ii) 100,000 shares of preferred stock par value $0.01 per share, of which 0 shares are issued and outstanding and owned by the Seller (such outstanding common stock and outstanding preferred stock, the "Outstanding O'Gara Company Capital Stock"). All shares of the Outstanding O'Gara Company Capital Stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. No securities issued by O'Gara Company from the date of its incorporation to the date hereof were issued in violation of any statutory or common law preemptive rights. There are no dividends which have accrued or been declared but are unpaid on the Outstanding O'Gara Company Capital Stock. All Taxes required to be paid in connection with the issuance and any transfers of the Outstanding O'Gara Company Capital Stock have been paid. All permits or authorizations required to be obtained from or registrations required to be effected with any Governmental Authority in connection with any and all issuances of securities of O'Gara

Company from the date of the its incorporation to the date hereof have been obtained or effected, and all securities of O'Gara Company have been issued in accordance with the provisions of all applicable Federal and state securities or other laws.

          (c) O'Gara Security Associates, Inc.. The authorized capital stock of OSA consists of (i) 850 shares of common stock, no par value, of which 100 shares are issued and outstanding and owned by the Seller and (ii) no shares of preferred stock (such outstanding common stock, the "Outstanding OSA Capital Stock"). All shares of the Outstanding OSA Capital Stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. No securities issued by OSA from the date of its incorporation to the date hereof were issued in violation of any statutory or common law preemptive rights. There are no dividends which have accrued or been declared but are unpaid on the Outstanding OSA Capital Stock. All Taxes required to be paid in connection with the issuance and any transfers of the Outstanding OSA Capital Stock have been paid. All permits or authorizations required to be obtained from or registrations required to be effected with any Governmental Authority in connection with any and all issuances of securities of OSA from the date of the its incorporation to the date hereof have been obtained or effected, and all securities of OSA have been issued in accordance with the provisions of all applicable Federal and state securities or other laws.

          (d) Company Subsidiaries. The authorized capital stock of each of the Company Subsidiaries is set forth on Schedule 4.10 hereto. All shares of the outstanding capital stock of the Company Subsidiaries have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. No securities issued by any of the Company Subsidiaries from the date of its incorporation to the date hereof were issued in violation of any statutory or common law preemptive rights. There are no dividends which have accrued or been declared but are unpaid on any of such shares of capital stock. All Taxes required to be paid in connection with the issuance and any transfers of such shares of capital stock have been paid. All permits or authorizations required to be obtained from or registrations required to be effected with any Governmental Authority in connection with any and all issuances of securities of any of the Company Subsidiaries from the date of its incorporation to the date hereof have been obtained or effected, and all securities of the Company Subsidiaries have been issued in accordance with the provisions of all applicable Federal and state securities or other laws.

      4.11 Rights, Warrants, Options. Except as set forth on Schedule 4.11, there are no outstanding (a) securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of any of the Companies; (b) options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of any of the Companies; or (c) commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by any of the Companies of any capital stock or other equity interests of such Company, or any instruments convertible or exercisable for any such securities or any options, warrants or rights to acquire such securities.

      4.12 Financial Statements. Attached hereto as Schedule 4.12 are true and complete copies of the Financial Statements. The Financial Statements (a) have been prepared in accordance with the books of account and records of the Companies; (b) fairly present in all material respects the Companies' financial condition and the results of its operations and cash flows at the dates and for the periods specified in those statements; and (c) have been prepared in accordance with GAAP consistently applied with prior periods; provided, however, that (i) the unaudited balance sheet and the unaudited statement of income of the Companies as of and for the fiscal year ended December 31, 2000 do not contain inter-Company eliminations or footnotes as required by GAAP and (ii) the Financial Statements for the fiscal years ended December 31, 1998 and December 31, 1999 (a) include the accounts of Securify, Inc., which will not be a Subsidiary of the Companies after the Closing, (b) include corporate debt of the Seller which will not be an obligation of the Companies after the Closing, and
(c) reflect allocations of corporate overhead by the Seller to the Companies.

      4.13 Absence of Undisclosed Liabilities. As of the Closing Date, none of the Companies shall have any liability for borrowed money other than long term lease or mortgage obligations with respect to which the assets securing such obligations are included in the Closing Date Balance Sheet. As of December 31, 2000, none of the Companies had any material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, including, without limitation, liabilities on account of Taxes, other governmental charges or lawsuits brought ("Liabilities"), except for Liabilities (a) adequately reflected in the Financial Statements or (b) that would not have been required under GAAP to be reflected in the Financial Statements. Since December 31, 2000, the Companies have only incurred Liabilities in the ordinary course of business consistent with past practice or as otherwise set forth on Schedule 4.13, except for Liabilities which are not material in the aggregate.

      4.14 Title to Securities. The Seller is the record and beneficial owner of, and has good and marketable title to, the Securities listed opposite the Seller's name on Schedule 4.14, and, except as set forth on Schedule 4.14 such Securities are owned free and clear of any Encumbrances and claims whatsoever, including, without limitation, claims or rights under any voting trust agreements, shareholder agreements or other agreements. The Securities constitute all of the issued and outstanding capital stock of the Companies (for purposes of this sentence, "Companies" shall not include the Company Subsidiaries.) At the Closing, the Seller will transfer and convey, and Purchaser will acquire, good title to the Securities, free and clear of all Encumbrances and claims whatsoever, other than Encumbrances placed thereon by Persons claiming by, through, or under AHI, the Purchaser, or any of their Affiliates. Except as set forth on Schedule 4.14, upon the transfer of the Securities to Purchaser, the Companies will posses ownership of the entire business necessary to operate the Companies as a going concern as such business is presently being conducted and there will be no material assets of the Seller not owned by the Companies which are necessary to conduct the business of the Companies as presently conducted. Each of the Companies and the Company Subsidiaries is the record and beneficial owner of, and has good and marketable title to, the securities of the Company Subsidiaries listed opposite such Company's or Company Subsidiary's name on Schedule 4.14, and, such securities are owned free and clear of any Encumbrances and claims whatsoever, including, without limitation, claims or rights under any voting trust agreements, shareholder agreements or other agreements, except as set forth on Schedule 4.14.

      4.15 Title to and Condition of Personal Property. Schedule 4.15 sets forth the list of plant, machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, any related capitalized items and other tangible property used in the business of the Companies in the form provided to the Seller's independent accountants in connection with the preparation of the Seller's financial statements for the year ended December 31, 2000 ("Tangible Property"). The Companies have good title to, or in the case of leased or licensed property, has a valid leasehold or license interest in, each material item of Tangible Property, free and clear of any options or Encumbrances whatsoever, except (i) Permitted Encumbrances, (ii) as set forth in
Schedule 4.15 hereto, (iii) specifically identified as such in the Financial Statements, and (iv) items sold or disposed of in the ordinary course of business after December 31, 2000. Except as set forth in Schedule 4.15, all material Tangible Property owned by the Companies or used by the Companies on the date hereof in the operation of its business is in good operating condition and in a good state of maintenance and repair and is adequate for the business as conducted by the Companies. Other than leased or licensed assets, or other assets for which the Company has a valid right to use, and except as set forth on Schedule 4.15, there are no material assets owned by any third party which are used in the operation of the business of the Companies as conducted by the Companies.

      4.16 Real Property

          (a) None of the Companies owns any fee simple interest in real property other than as set forth on Schedule 4.16. None of the Companies leases or subleases (as lessee or sublessee) any real property other than as set forth on Schedule 4.16. Schedule 4.16 sets forth the street address of each parcel of real property owned by each of the Companies (the "Owned Property") or leased or subleased (as lessee or sublessee) by each of the Companies (the "Leased Property" and, together with the Owned Property, the "Real Property"). Attached hereto as Schedule 4.16 is a list of all of the lease and sublease agreements and all other instruments granting such leasehold interests, rights, options, or other interests, as amended to date (the "Leases") relating to the Leased Property. A true, complete, and correct copy of each of the Leases has previously been made available to the Purchaser. The Leases are valid, binding and in full force and effect, except to the extent that enforcement is limited by bankruptcy, insolvency, reorganization, or other laws resulting to or affecting the enforcement of creditor's rights generally and by general principles of equity, all rent and other sums and charges payable thereunder are current, no notice of default or termination under any of the Leases is outstanding, no termination event or condition or uncured default on the part of any of the Companies or, to the knowledge of the Seller or any of the Companies, on the part of the landlord or sublandlord, as the case may be, thereunder, exists under the Leases, and no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition. In the event that any of the Leases is a sublease, the relevant Company, as sublessee or sublessor, as the case may be, has obtained the required consent of the prime landlord to such sublease, and such prime lease is in full force and effect, there are no outstanding uncured notices of default or termination, and no right of such Company in any such sublease conflicts with such prime lease. There are no subleases, licenses or other agreements granting to any person other than the relevant Company any right to the possession, use, occupancy or enjoyment of the premises demised by the Leases. All of the premises are used in the conduct of the Companies' business.

          (b) The Companies have good title in fee simple or otherwise to the Owned Property and good leasehold title to the Leased Property and to all plants, buildings, and improvements thereon, free and clear of any mortgages, imperfections of title, encroachments, easements, rights-of-way, squatters' rights, covenants, conditions, restrictions, or Encumbrances, except Permitted Encumbrances and except as described on Schedule 4.16. The Companies enjoy a peaceful and undisturbed possession of the Real Property. No Person other than the Companies has any right to use or occupy any part of the Real Property.

          (c) Except as set forth on Schedule 4.16, all improvements located on the Real Property are in a state of good maintenance and repair and in a condition adequate and reasonably suitable for the conduct therein of the business as conducted by the Companies. Except as set forth on Schedule 4.16, the heating, ventilation, air conditioning, plumbing and electrical systems at the Real Property are in good working order and repair. The Companies have not experienced any material interruption in such services provided to any of the premises located on the Real Property within the last year. To the knowledge of the Seller or any of the Companies, no landlord under the Leases has any plans to make any material alterations to any of the Leased Property, the construction of which would interfere in any material respect with the use of any material portion of the Leased Property. To the knowledge of the Seller or any of the Companies, no landlord under the Leases has any plans to make any material alterations to any of the buildings located on any Leased Property, the costs of which alterations would be borne in any part by a tenant under the applicable Lease.

          (d) All required material permits, licenses, franchises, approvals and authorizations (collectively, the "Real Property Permits") of (i) all Governmental Authorities having jurisdiction over each Real Property and (ii) from all insurance companies and fire rating and other similar boards and organizations having jurisdiction over such Real Property (collectively, the "Insurance Organizations"), are set forth on Schedule 4.16 and have been issued to the Companies to enable each Real Property to be lawfully occupied and used for all of the purposes for which they are currently occupied and used and are, as of the date hereof, in full force and effect in all material respects. Neither the Seller nor any of the Companies has received any written notice, or has knowledge of any oral notice, from any Governmental Authority having jurisdiction over any Real Property or from any Insurance Organization threatening a suspension, revocation, modification or cancellation of any Real Property Permit or of any insurance policies, and the Seller has no knowledge of a violation of a material Real Property Permit.

          (e) Except as set forth on Schedule 4.16, neither the Seller nor any of the Companies has received any written notice nor have they any knowledge of any pending or threatened condemnation or eminent domain proceeding with respect to or affecting any Real Property or any part thereof.

      4.17 Insurance. Schedule 4.17 sets forth a true and complete in all material respects list of all insurance policies providing insurance coverage of any nature to the Companies. The Companies have previously provided the Purchaser with true and complete copies in all material respects of all of such insurance policies, as amended to the date hereof. Such policies provide adequate and customary coverage for the business in which the Companies are engaged and are sufficient for compliance in all material respects by the Companies with all requirements of Applicable Law and all Material Agreements to which any of the Companies is a party or by which any of the material assets of any of the Companies are bound. All of such policies are in full force and effect and are valid and enforceable in accordance with their terms, and each of the

Companies has complied in all material respects with all terms and conditions of such policies, including premium payments. None of the insurance carriers has indicated to the Seller or any of the Companies an intention to cancel, or materially alter the coverage under, any such policy. None of the Companies has any claim pending against any of the insurance carriers under any of such policies and, to the knowledge of the Seller or any of the Companies, there has been no actual or alleged occurrence of any kind which may give rise to any such claim and has not made any claims under any policy at any time since January 1, 1998, except as set forth in Schedule 4.17. All applications for such policies are accurate in all material respects.

      4.18 Governmental Authorizations. Schedule 4.18 lists all material authorizations, consents, approvals, franchises, licenses and permits required under Applicable Law or regulation for the operation of the business of the Companies as presently operated (the "Governmental Authorizations"). All the Governmental Authorizations are in full force and effect, and each of the Companies is in compliance with the terms and conditions of all the Governmental Authorizations, except where the failure to obtain such Governmental Authorizations or the failure to comply with the terms thereof would not have a Material Adverse Effect. The Seller has no knowledge that any of the Governmental Authorizations will not be renewed in the ordinary course or will be revoked, terminated, suspended, or impaired.

      4.19 Intellectual Property Rights

          (a) Except as set forth on Schedule 4.19, the Companies, directly or indirectly, own or have the valid right to use pursuant to license agreements (the "License Agreements"), all Intellectual Property currently used in connection with the business of the Companies as currently conducted (such Intellectual Property, together with the License Agreements the "Company Intellectual Property").

          (b) Schedule 4.19 sets forth a complete and accurate list of all United States, international and state (i) patents and patent applications, (ii) Trademark registrations and applications and all material unregistered Trademarks, (iii) Internet domain names, and (iv) copyright registrations and applications, and all material unregistered copyrights, including websites and Software (excluding commercially available off the shelf Software), owned by any of the Companies or any other person listed on Schedule 4.19 or used in the business of the Companies or Seller as currently conducted, indicating for each, the applicable jurisdiction, registration number (or application number), date issued (or date filed) and descriptions of such property.

          (c) Except as set forth on Schedule 4.19, the Intellectual Property set forth on Schedule 4.19 is solely and exclusively owned by the Companies free and clear of all Encumbrances, and as for all registered Intellectual Property, one of the Companies is listed in the records of the appropriate United States, state or foreign agency as the sole owner of record for each registration and application for any Patent, Trademark, Internet domain name and Copyright. Except as set forth on Schedule 4.19, all of the Intellectual Property registrations and applications and common law trademarks set forth on Schedule 4.19, and the trademark rights underlying any trademark registrations, applications and common law marks set forth on Schedule 4.19, are valid and subsisting, in full force and effect, and have not been cancelled, expired, or abandoned. Neither the Seller nor any of the Companies has received any written, or, to the knowledge of the Seller or any of the Companies, oral notification of any pending or threatened opposition, interference or cancellation proceeding before any court or registration authority in any jurisdiction against the items set forth on Schedule 4.19 or any other Company Intellectual Property, directly or indirectly, owned by any of the Companies or against any Company Intellectual Property not owned by any of the Companies.

          (d) Except as set forth on Schedule 4.19, there are no settlements, injunctions, forbearances to sue, consents, judgments, or orders or similar obligations to which any of the Companies is a party or is otherwise bound, which (i) restrict any of the Company's rights to use any Company Intellectual Property, (ii) restrict any of the Company's business in order to accommodate a third party's Intellectual Property rights or (iii) permit third parties to use any Intellectual Property which would otherwise infringe any Company Intellectual Property. None of the Companies has licensed or sublicensed its rights in any Company Intellectual Property other than pursuant to the License Agreements set forth on Schedule 4.19 and no royalties, honoraria or other fees are payable by any of the Companies for the use of or right to use any Company Intellectual Property in connection with the Companies' business as currently conducted, except pursuant to the License Agreements set forth on Schedule 4.19.

          (e) The License Agreements, permits and other agreements under which any of the Companies has rights to the Company Intellectual Property are valid and binding obligations of such Company or Companies and all other parties thereto, enforceable in accordance with their terms, and Seller is aware of no event or condition which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both), a default by any of the Companies, under any such License Agreement or other agreement.

          (f) Each of the Companies takes reasonable measures to protect the confidentiality of its Trade Secrets. Except as set forth in Schedule 4.19, no material Trade Secret of any of the Companies as currently operated or planned to be operated has been improperly disclosed or authorized to be disclosed to any third party.

          (g) The Seller or the Companies have received no written notice, or, to the knowledge of the Seller or any of the Companies, oral notification that the conduct of the business of the Seller or the Companies as currently conducted infringes any Intellectual Property rights owned or controlled by any third party (either directly or indirectly such as through contributory infringement or inducement to infringe) or is defamatory or violative in any way of any publicity, privacy, or other rights. Neither the Seller nor any of the Companies has received any written notice or, to the knowledge of the Seller or any of the Companies, oral notification of any pending or threatened claims or suits (i) alleging that the Companies' activities or the conduct of their businesses infringes upon or constitutes the unauthorized use of the Intellectual Property rights of any third party, nor alleging libel, slander, defamation, or other violation of a personal right, or (ii) challenging the ownership, use, validity or enforceability of any Company Intellectual Property.

          (h) To the knowledge of the Seller or any of the Companies, no third party is misappropriating, infringing, diluting, or otherwise violating any Company Intellectual Property, and no such claims are pending against a third party by any of the Companies.

          (i) The consummation of the transactions contemplated hereby will not result in the loss or impairment of the Companies' right to own or use any of the Company Intellectual Property nor require the consent of any Governmental Authority or third party in respect of any such Company Intellectual Property.

          (j) Except as set forth on Schedule 4.19, after the deliveries provided for in this Agreement have occurred, none of the Seller or any current or former officer, director or employee of the Seller or any of the Companies will retain any rights of ownership or use with respect to the Company Intellectual Property. Except as set forth on Schedule 4.19 and except for commercially available off-the shelf computer software, all computer software and inventions currently used by any of the Companies or necessary for the conduct of the current business of any of the Companies were either (i) developed by an employee of the Companies within the scope of employment of the employee and pursuant to a binding invention assignment or work for hire agreement, (ii) developed by a third-party under a binding work for hire and assignment agreement, (iii) developed by a third party and transferred and assigned to one of the Companies under a binding transfer and assignment agreement or (iv) used by the Companies under license or permission set forth on
Schedule 4.19.

          (k) Except as set forth on Schedule 4.19, none of the Companies is currently licensing to a third party, and has not assigned or waived, its rights to any Company Intellectual Property anywhere in the world. Other than as set forth on Schedule 4.19, there are no restrictions on use of the Company Intellectual Property.

      4.20 Major Customers and Suppliers; Supplies. Schedule 4.20 sets forth a list of the largest customers with aggregate purchases in excess of $400,000 (measured by dollar volume) of the Companies and the ten (10) largest suppliers of material goods or services to each Company for the year ended December 31, 2000. Schedule 4.20 identifies those suppliers of significant goods or services with respect to which alternative sources of supply are not readily available on comparable terms and conditions. Except as indicated on Schedule 4.20, all supplies and services necessary for the conduct of the business of the Companies, as presently conducted, may be obtained from alternate sources on terms and conditions comparable to those presently available to the Companies. To the Seller's knowledge, none of the Companies' major customers or suppliers has or is contemplating terminating its relationship with any of the Companies. To the knowledge of the Seller or any of the Companies, no major customer or supplier has experienced any material work stoppage or other material adverse circumstances or conditions that is reasonably likely to jeopardize or materially adversely affect any Company's future relationship with any major customer or supplier. Except as set forth on Schedule 4.20, there are no pending material disputes or controversies between any major customer or supplier of any of the Companies.

      4.21 Related Parties. Except as set forth on Schedule 4.21, neither the Seller nor any of the Companies, nor any current or former (within the past three (3) years) director, or officer of the Seller or any of the Companies, or any of their family members (individually a "Related Party" and collectively the "Related Parties"), or any Affiliate of the Seller or any of the Companies or any Related Party: (a) owns, directly or indirectly, any interest in any Person which is a competitor of any of the Companies, or of a supplier or customer of any of the Companies (except as an owner of one percent (1%) or less of the stock of any company listed on a national securities exchange or traded in the over-the-counter market); (b) owns, directly or indirectly, in whole or in part, any material property, asset or right, real, personal or mixed, tangible or intangible (including, but not limited to, any of the intangible property) which is utilized in the operation of the business of any of the Companies; (c) has an interest in or is, directly or indirectly, a party to any material contract, agreement, lease or arrangement pertaining or relating to any of the Companies, except for employment, consulting or other personal service agreements that may be in effect and which are listed on Schedule 4.21 hereto; or (d) to the knowledge of the Seller, has any cause of action or other claim whatsoever against, or owes any amount to, any of the Companies.

      4.22 List of Accounts and Proxies. Set forth on Schedule 4.22 is: (a) the name and address of each bank or other institution in which any of the Companies maintains an account (cash, securities or other) or safe deposit box; (b) the name and phone number of each Company's contact person at such bank or institution; (c) the account number of the relevant account and a description of the type of account; (d) the name of each person authorized by any of the Companies to effect transactions therewith or to have access to any safe deposit box or vault; and (e) all proxies, powers of attorney or other like instruments to act on behalf of any of the Companies in matters concerning its business or affairs.

      4.23 Employee Policies, Manuals, etc. Schedule 4.23 contains the names, descriptive title, and annual salary rates and other compensation of all officers, directors, consultants and senior employees of each of the Companies and the Seller who do work for any of the Companies (including compensation paid or payable by any of the Companies under the Company Plans and the entity paying the same). Schedule 4.23 sets forth a list of all employee policies, employee manuals or other written statements of rules or policies as to working conditions, vacation and sick leave applicable to such persons.

      4.24 Labor Relations

          (a) There is no strike, sympathy strike, sit-down, slow-down, stay-in, sick-out, walk-out, picketing, work stoppage, retarding of work, boycott or any other interference with any of the Companies' business or the operation or conduct of the business of any of its affiliated companies or its subsidiaries (all of the foregoing referred to as "work interference"), and the Seller has no knowledge of any pending or threatened work interference. There have been no work interferences within the past five years. None of the Companies is in breach in any material respect of any provision of any collective bargaining agreement, and the Companies have not received any written notification or to the knowledge of the Companies any oral notification that any such claims have been made or are pending. None of the Companies is in breach of any court, arbitration, administrative decision or order which is reasonably likely to result in any work interference or give rise to a claim that a work interference is protected by, or does not violate, any law or provision of any collective bargaining agreement.

          (b) There are no unfair labor practices, representation or other proceedings claimed, pending or, to the Seller's knowledge, threatened before any Governmental Authority.

          (c) There are no filed, pending or, to the knowledge of Seller, threatened injunctions against any of the Companies which would have the effect of constituting a work interference.

      4.25 Employee Benefit Plans

          (a) None of the Companies has had any defined benefit plan. None of the Companies has, nor does any of the Companies contribute to any pension, profit-sharing, defined contribution, option, other incentive plan, or any other type of Employee Benefit Plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or have any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance, or other benefits and it is not part of a controlled group with regard to any of the foregoing, except as set forth in Schedule 4.25. The Companies have made available to AHI true and correct copies of all documents evidencing plans, obligations, qualification, IRS determination or arrangements referred to in Schedule 4.25 (or true and correct in all material respects written summaries of such plans, obligations, or arrangements to the extent not evidenced by documents) and true and correct in all material respects copies of all documents evidencing trusts relating to any such plans. Schedule 4.25 also contains a true and correct statement of the names, relationship with each Company, job description, present rates of compensation (delineated by annual salary, bonuses, commissions, benefits, or other supplemental compensation now or hereafter payable), and aggregate compensation for the fiscal year ended December 31, 2000 of (i) each officer of each Company that is paid by the Seller or any of its Subsidiaries other than the Company or any of its Subsidiaries. Except as set forth on Schedule 4.25, none of the Companies has changed the rate of compensation of any of its directors, officers, employees, agents, dealers, or distributors since December 31, 2000.

          (b) No Employee Benefit Plan (as so defined) of any of the Companies or of any plan of any controlled group relating to any of the Companies is, or during the last three years was, subject to Title IV of ERISA.

          (c) There has been no violation of the reporting and disclosure requirements imposed either under ERISA or the Code for which a penalty has been or may be imposed with respect to any such Employee Benefit Plan. There is no investigation, litigation, arbitration, claim, governmental or other proceeding (formal or informal), pending and, to the knowledge of the Seller, there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation threatened with respect to any such Employee Benefit Plan or related trust or with respect to any fiduciary, administrator, or sponsor (in its capacity as such) of any such Employee Benefit Plan. No event has occurred or, to the knowledge of the Seller, is threatened which would constitute a non-exempt prohibited transaction under Section 406 of ERISA.

          (d) Except as set forth in Schedule 4.25, none of the Companies has any Employee Pension or Employee Welfare Benefit Plans (as defined in Section 3(2) of ERISA) and is not part of any controlled group that has any Employee Pension Benefit Plan.

          (e) None of the Companies contributes or has an obligation to contribute to including but not limited to actual or potential withdrawal liability payable to any multiemployer Pension Plan within the meaning of
Section 3(37) of ERISA and is not part of any controlled group that contributes, or has an obligation to contribute, to any multi-employer Pension Plan.

          (f) Each of the Companies is in material compliance with all present and past collective bargaining agreements, memoranda of agreement, side letters, court, administrative, arbitration, ADR, or mediation decisions or awards, wage or benefit schedules and all other documents which reflect or pertain to understandings or practices communicated or agreed upon between such Company and any union representatives.

          (g) There are no claims or grievances filed, pending or, to the Seller's of any of the Company's knowledge, threatened pertaining to present or past collective bargaining agreements, memoranda of agreement, side letters, court, administration, arbitration, ADR or mediation decisions or awards or other documents.

          (h) There are no complaints, charges, claims, allegations or grievances pending or to the knowledge of the Seller or any of the Companies threatened which reflects or pertains to: (i) any federal, state or local labor, employment, wage or hour, workers compensation, disability or unemployment law, regulation or ordinance; (ii) any claim for wrongful discharge, breach of employment contract or employment related tort (iii) any employment agreement, restrictive convent, non-competitive agreement or employee confidentiality agreement, except for such failures to be in compliance that will not have a Material Adverse Effect.

          (i) Each of the Companies is in material compliance with all past and present profit sharing plans, money purchase plans, target benefit plans, ESOP's, stock bonus plans, defined benefit plans or any other tax qualified employee benefit plan, whether terminated or not, and any amendments thereto.

          (j) Each of the Companies is in material compliance with all past and present welfare benefit plans, (i.e., health, dental, vision, long term disability, short term disability, life insurance), child care, tuition reimbursement, prepaid legal services, severance plans, programs or arrangements.

          (k) Each of the Companies is in material compliance with all past and present supplemental benefit plans, deferred compensation plans, executive compensation agreements, bonus agreements, consulting agreements or any other non-qualified employee benefit plans.

          (l) Each of the Companies is in material compliance with all past and present trusts, group annuity contracts, IRC Section 501(c)(9) Voluntary Employees' Beneficiary Association, cafeteria plans and any Multiple Employer Welfare Arrangements as described in Sections 3(1) and 40(A) of ERISA.

          (m) None of the Companies is engaged in any non-exempt prohibited transaction with respect to any employee benefit plan governed by ERISA.

          (n) In connection with subparagraphs (i) through (m) above, there are no complaints, charges, claims, litigation, audits, investigations or administrative proceedings filed, pending or, to the knowledge of the Seller or any of the Companies, threatened against any of the Companies.

      4.26 Taxes

          (a) The Seller has previously delivered to Purchaser true, correct and complete copies of pro forma tax returns of the Companies for the past five fiscal years which were due, without regard to any extensions granted, on or before the date hereof. All material tax returns and tax reports required to be filed with respect to the income, operations, business or assets of any of the Companies or each affiliated, combined or unitary group ("Tax Group") of which any of the Companies has been a member have been timely filed (or appropriate extensions have been obtained which extensions are listed on Schedule 4.26) with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed. All of the foregoing as filed are true, correct and complete and, in all respects, reflect accurately all liability for Taxes of each of the Companies for the periods to which such returns relate, and all amounts shown as owing thereon have been paid, other than Liabilities for Taxes on the Closing Date Balance Sheet and except for Taxes being contested in good faith as set forth on Schedule 4.26. All income, profits, franchise, sales, use, value added, occupancy, property, excise, payroll, withholding, FICA, FUTA and other Taxes (including interest and penalties), if any, collectible or payable by the Seller or any of the Companies or relating to or chargeable against any of its assets, revenues or income or relating to any employee, independent contractor, creditor, stockholder or other third party through December 31, 2000, were fully collected and paid by such date or provided for by adequate reserves in the Financial Statements or, for periods thereafter, on the books of the Seller or the Companies, as the case may be.

          (b) To the knowledge of the Seller, no taxation authority has sought to audit, and none of the Companies has received notice of an audit of, the records of the Seller, with respect to the Companies or any of the Companies for the purpose of verifying or disputing any tax returns, reports or related information and disclosures provided to such taxation authority, or related to the Seller or any of the Companies' alleged failure to provide any such tax returns, reports or related information and disclosure. Except as provided on
Schedule 4.26, no claims, deficiencies, or assessments have been asserted against or inquiries raised with the Seller or any of the Companies with respect to any Taxes of the Companies or other governmental charges or levies which have not been paid or otherwise satisfied, including claims that, or inquiries whether the Seller, with respect to the Companies, or such Company, as the case may be, has not filed a tax return that it was required to file, and there exists no reasonable basis for the making of any such claims or inquiries. Neither the Seller nor any of the Companies has waived any restrictions on assessment or collection of Taxes relating to a Company or consented to the extension of any statute of limitations relating to taxation of a Company. Neither the Seller nor any of the Companies has filed a consent under Section 341(f) of the Code with respect to the Companies concerning collapsible corporations, and none of the Companies has been a United States real property holding corporation within the meaning of Code Section 897 (c)(2), during the applicable period specified in Code Section 897(c)(1)(A)(ii).

          (c) No claim has been made, nor does the Seller or any of the Companies know of any claim that is pending, by an authority in any jurisdiction where neither of the Seller nor any of the Companies files tax returns alleging that the Seller, with respect to any of the Companies, or any of the Companies is or may be subject to taxation in that jurisdiction.

          (d) Except for (i) Taxes for the payment of which an adequate reserve has been established on the Closing Date Balance Sheet and (ii) property taxes that are not delinquent, there is no Tax lien imposed by any taxing authority outstanding against any of the assets or properties of any of the Companies.

          (e) Neither the Seller, with respect to any of the Companies, nor any of the Companies has executed any "closing agreement" or similar agreement with any taxing authority, domestic or international.

          (f) Neither the Seller, with respect to any of the Companies, nor any of the Companies has agreed or is required to make any adjustments pursuant to
Section 481(a) of the Code or any similar provision of other tax law, domestic or foreign, by reason of a change in accounting method initiated by it or any other relevant party nor has it any knowledge that any taxing authority has proposed any such adjustment or change in accounting method. Neither the Seller with respect to the Companies nor any of the Companies has any application pending with any taxing authority anywhere in the world requesting permission for any changes in accounting methods.

          (g) Neither the Seller, with respect to any of the Companies, nor any of the Companies has made any payments, nor is the Seller, with respect to any of the Companies, or any of the Companies obligated to make any payments, nor is the Seller, with respect to the Companies or any of the Companies a party to any agreement that under certain circumstances could obligate it to make payments that will not be deductible under Section 280G or 162(m) of the Code.

          (h) None of the Companies is a member of a Tax Group that has filed an election pursuant to Rev. Proc. 95-11, 1995-1 C.B. 505 or under Treasury Regulation Section 1.1502-75(c) or any similar provision of national, foreign, state or local law with respect to the Company.

          (i) Neither the Seller, with respect to the Companies, nor any of the Companies has reported on its income tax returns any positions taken therein that could give rise to a substantial understatement of federal or other income tax within the meaning of Section 6662 of the Code or similar statute.

      4.27 Material Agreements

          (a) Schedule 4.27(a) sets forth a list of the following contracts, agreements, binding bids, binding proposals, or binding quotations to which, as of the date hereof, any of the Companies is a party or signatory or pursuant to which any of the Companies has third party rights (except with respect to the Leases, which are set forth on Schedule 4.16, which is hereby incorporated by reference into Schedule 4.27 and made a part thereof): (i) contract or series of contracts resulting in a commitment or potential commitment for expenditure or other obligation or potential obligation, or which provides for the receipt or potential receipt, involving in excess of Fifty Thousand Dollars ($50,000.00) in any instance, or series of related contracts that in the aggregate give rise to rights or obligations exceeding such amount other than contracts with Governmental Authorities referred to in clause (ii) and armoring contracts referred to in clause (iii); (ii) contract, agreement, binding bid, binding proposal, or binding quotation with a Governmental Authority resulting in a commitment or potential commitment for expenditure or other obligation or potential obligation, or which provides for the receipt or potential receipt, involving in excess of One Hundred Thousand Dollars ($100,000.00) in any instance, or series of related contracts that in the aggregate give rise to rights or obligations exceeding such amount; (iii) contract, agreement, binding bid, binding proposal, or binding quotation relating to the provision of armoring services resulting in a commitment or potential commitment for expenditure or other obligation or potential obligation, or which provides for the receipt or potential receipt, involving in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) in any instance, or series of related contracts that in the aggregate give rise to rights or obligations exceeding such amount other than contracts referred to in clause (i) and contracts with Governmental Authorities referred to in clause
(ii); (iv) employment agreements, collective bargaining agreements and any amendments or modifications thereof and union recognition agreements, (v) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing or lending of money or Encumbrance of assets involving more than Twenty Five Thousand Dollars ($25,000.00) in each instance; (vi) agreement which restricts any of the Companies from engaging in any line of business or from competing with any other Person; (vii) warranties made with respect to products manufactured, packaged, distributed or sold by any of the Companies; or (viii) any partnership, shareholder, joint venture, or similar agreement or arrangement to which the Seller or any of the Companies is a party (collectively, and together with the Leases, Company Plans and all other agreements required to be disclosed on any schedule to this Agreement, the "Material Agreements"). Each of the Companies has previously made available to Purchaser true, complete and correct copies of all written agreements, as amended, required to be listed on Schedule 4.27.

          (b) None of the Material Agreements was entered into outside the ordinary course of business of the Company which is party to such Material Agreement.

          (c) Except as set forth on Schedule 4.27(b), each of the Material Agreements is in full force and effect and are the valid and legally binding obligations of the Company which is party to such Material Agreement and, to the knowledge of Seller, the other parties thereto, enforceable in accordance with their respective terms, subject only to bankruptcy, insolvency or similar laws affecting the rights of creditors generally and to general equitable principles. Neither the Seller nor any of the Companies has received written or, to the Seller's knowledge, oral notice of default by any of the Companies under any of the Material Agreements, including any contract or agreement relating to borrowed money to which any of the Companies is a party or by or to which it or its assets are bound or subject, and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a material default by any of the Companies thereunder. Neither the Company which is party to any Material Agreement nor, to the knowledge of the Seller or any of the Companies, any of the other parties to any of the Material Agreements is in material default thereunder, nor, to the knowledge of the Seller or any of the Companies, has an event occurred which, with the passage of time or the giving of notice or both would constitute a material default by such other party thereunder. Neither the Seller nor any of the Companies has received written notice or, to the knowledge of Seller, oral notice of the pending or threatened cancellation, revocation or termination of any of the Material Agreements, including, without limitation, any agreements relating to borrowed money to which any of the Companies is a party or by or to which it or its assets are bound or subject, nor are any of them aware of any facts or circumstances which are reasonably likely to lead to any such cancellation, revocation or termination.

          (d) Except as otherwise indicated on Schedule 4.27(c), the Seller and the Companies have, with respect to all Governmental Contracts that are Material
Agreements: (i) complied in all respects with all certifications and representations they have executed, acknowledged or set forth with respect to each such Material Agreement, (ii) complied in all respects with all clauses, provisions and requirements incorporated expressly, by reference or by operation of law in each such Material Agreement, and (iii) submitted certifications and representations with respect to each such Material Agreement that were accurate, current and complete when submitted, and were properly updated to the extent required by law, regulation or the applicable Material Agreement, except where the failure to so comply or submit such certifications and representations is not reasonably likely to have, when considered in the aggregate with any other action or omission referred to in Sections 4.27(d) and (e), a material adverse effect on the validity or effectiveness of any of such Material Agreement, the rights of any of the Companies under any such Material Agreement, or the ability of any of AHI, the Purchaser, or the Companies to enter into any Material Agreement with a U.S. Governmental Authority (a "Governmental Contract MAE").

          (e) Except as otherwise indicated on Schedule 4.27(e), neither the Seller nor any of the Companies has, with respect to all Governmental Contracts that are Material Agreements: (i) received written notice, or to the Seller's knowledge, oral notice that the Companies have breached or violated any law, regulation, statute, certification, representation, clause, provision, or requirement with respect to any such Material Agreement, (ii) received any show cause notice or cure notice with respect to any such Material Agreement, (iii) received any formal or informal determination that costs incurred under any such Material Agreement have been questioned or disallowed, (iv) received any adverse decision from a contracting officer relating to any such Material Agreement issued by any Governmental Authority, (v) received any written, or to the Seller's knowledge, oral notice that monies due under any such Material Agreement are or may be subject to withholding or setoff, which breach, violation, show cause notice, cure notice, determination, final decision, withholding, or setoff is reasonably likely to have a Governmental Contract MAE.

          (f) Except as otherwise indicated on Schedule 4.27(f), with respect to all Governmental Contracts identified as Material Agreements, there are no pending claims against any Governmental Authority or, to the knowledge of the Seller, threatened claims against any prime contractor, subcontractor or vendor arising out of or relating to any such Governmental Contract, except for routine demands in the ordinary course of business which are not reasonably likely to have a Governmental Contract MAE.

          (g) With respect to each of the United States, Mexico, Philippines, France, Colombia, and Brazil:

              (i) Neither the Seller nor any of the Companies has received any written notice that any of the Companies is currently debarred or suspended from doing business with any Governmental Authority, nor have they received any written notice that they have been declared ineligible for doing business with any Governmental Authority. Neither the Seller nor any of the Companies has any knowledge of any reasonably likely institution of debarment, suspension, or ineligibility proceedings in the future.

              (ii) Neither the Seller nor any of the Companies has received a written negative determination of responsibility by any Governmental Authority or government prime contractor with respect to any of the Companies. Neither the Seller nor any of the Companies has any knowledge of any reasonably likely negative determination of responsibility by any Governmental Authority or government prime contractor with respect to any of the Companies.

              (iii) The Companies possess all necessary security clearances and permits for the execution of their obligations with respect to any contract with or bid, proposal or quotation submitted to any Governmental Authority or government prime contractor. None of the Companies has ever been denied a facility security clearance and none of their employees have been denied a personal clearance for reasons that is reasonably likely to have a Material Adverse Effect on any of the Companies or the Seller with respect to any of the Companies.

      4.28 Guaranties. Except as set forth on Schedule 4.28, none of the Companies is a party to any Guaranty, and no Person is a party to any Guaranty for the benefit of any of the Companies.

      4.29 Products

          (a) To the Seller's knowledge, there exists no reasonably likely basis for (i) the withdrawal or suspension of any Governmental Authorization, approval or consent of any Governmental Authority with respect to any product distributed or sold by any of the Companies (a "Product") or (ii) the recall, withdrawal or suspension by order of any Governmental Authority of any Product. To the knowledge of the Seller, there are no defects in the designs, specifications, or process with respect to any Product sold or otherwise distributed that will give rise to any material Losses.

          (b) Schedule 4.29 sets forth a list and brief description of all correspondence received or sent by or on behalf of the any of the Companies during the past five (5) years from or to any Governmental Authority with respect to a contemplated or actual recall, withdrawal, or suspension from the market of any Product. Copies of all such correspondence have previously been made available to Purchaser.

      4.30 Environmental and Safety Matters

          (a) Except as set forth on Schedule 4.30, to the knowledge of Seller, the Seller and each of the Companies is currently in compliance with all Environmental and Safety Requirements, and neither the Seller nor any of the Companies has incurred Liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or is subject to any corrective, investigatory or remedial obligations arising under Environmental and Safety Requirements which relate to any of the Companies or any of their respective properties or facilities, except for such matters which is not reasonably likely to result in a Material Adverse Effect. Without limiting the generality of the foregoing, each of the Companies has obtained and complies with, all permits, licenses and other authorizations that is required pursuant to any Environmental and Safety Requirements for the occupancy of its properties or facilities or the operation of its Businesses as it is presently being conducted, and as it has been conducted in the past, except for such permits the absence of which or non-compliance with which is not reasonably likely to result in a Material Adverse Effect. Seller has provided Purchasers with an opportunity to review files containing all such permits, licenses and other authorizations of the Companies.

          (b) To the knowledge of Seller, neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations to notify or obtain the consent of any Governmental Authority or Regulatory Entities or third parties under any Environmental and Safety Requirements (including, without limitation, any so called
"transaction-triggered" or "responsible property transfer" laws and regulations).

          (c) To the knowledge of Seller, neither the Seller nor any of the Companies has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or Released any hazardous substance causing any of them to incur any Liabilities for response costs, natural resource damages or attorneys fees pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any other Environmental and Safety Requirements, which is not reasonably likely to give rise to a Material Adverse Effect.

          (d) To the knowledge of Seller, none of the Companies, nor the Seller on behalf of the Companies, has either expressly or by operation of law, assumed or undertaken any liability or corrective, investigatory or remedial obligation of any other Person relating to any Environmental and Safety Requirements, which is not reasonably likely to give rise to a Material Adverse Effect.

          (e) No Environmental Lien has attached to any property leased or operated by any of the Companies or the Seller on behalf of any of the Companies.

      4.31 Accounts Receivable, Notes Receivable, and Costs in Excess of Billing. All accounts, notes receivable and costs in excess of billing of each of the Companies as of the date hereof have arisen in the ordinary course of business, represent valid obligations to such Company for sales made, services performed or other charges and are, to the knowledge of Seller, not subject to claims or set-off, or other defenses or counter-claims. All items which are required by GAAP to be reflected as accounts and notes receivable on the Financial Statements and on the books and records of the Companies are so reflected and have been recorded in accordance with GAAP on a consistent basis in a manner consistent with past practice.

      4.32 Accounts and Notes Payable. The aggregate amount of accounts and notes payable as of the date hereof does not exceed the aggregate amount of accounts and notes payable as of December 31, 2001. All such accounts and notes payable have arisen in the ordinary course of business and represent valid indebtedness of the Companies. All items which are required by GAAP to be reflected as accounts and notes payable on the Financial Statements and on the books and records of the Companies are so reflected and have been recorded in accordance with GAAP on a consistent basis in a manner consistent with past practice.

      4.33 Inventory Valuation. The raw materials, work in process, spare parts, and other inventory of the Companies as set forth on the Financial Statements was, and the raw materials, work in process, spare parts, and other inventory of the Companies currently is, in usable or salable condition in the ordinary course of business. The raw materials, work in process, spare parts, and other inventory are not obsolete or excessive in any material amount and are not materially in excess of the normal purchasing patterns of the Companies. Neither the Seller nor any of the Companies knows of any material adverse condition affecting the supply of materials available to any of the Companies. The amounts of the inventories reflected on the Financial Statements and on the books and records of the Companies have been determined in accordance with GAAP consistently applied.

      4.34 Absence of Certain Business Practices. None of the Seller nor any of the Companies, or any Affiliates of any of the Companies or any other Person acting with authority on behalf of any of the Companies, or for which any of the Companies would have liability, acting alone or together, has with respect to the business or activities of any of the Companies: (a) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, trading company, shipping company, governmental employee or other Person with whom any of the Companies has done business directly or indirectly in violation of Applicable Law; or (b) directly or indirectly in violation of Applicable Law, given or agreed to give any gift or similar benefit to any customer, supplier, trading company, shipping company, governmental employee or other Person who is or may be in a position to help or hinder the business of any of the Companies (or assist any of the Companies in connection with any actual or proposed transaction) which (i) may subject any of the Companies to any material damage or any material penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, may have had a Material Adverse Effect, or (iii) if not continued in the future, may have a Material Adverse Effect or subject any of the Companies to suit or penalty in any private or governmental litigation or proceeding. Each of the Companies has conducted its business in a manner that materially complies with the U.S. Foreign Corrupt Practices Act, except where such failure is not reasonably likely to have a Material Adverse Effect.

      4.35 Review of Forms 10-K, 10-Q and 8-K. The Seller has (1) received AHI's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed by it with the Commission since January 1, 2000, as well as AHI's Registration Statement on Form S-3, Registration No. 333-75053, and (2) had the opportunity to ask questions and receive answers from AHI concerning such Forms 10-K, 10-Q and 8-K, the documents incorporated by reference therein and the terms and conditions of this Agreement and to obtain any documents relating to AHI which are on file with the Commission and available for inspection by the public. The Seller is aware of the risks inherent in an investment in AHI and specifically the risks of an investment in the AHI Common Stock. In addition, Seller is aware and acknowledges that there can be no assurance of the future viability or profitability of AHI, nor can there be any assurance relating to the current or future price of the AHI Common Stock, as quoted on the New York Stock Exchange, or market conditions generally.

      4.36 Public Documents; Compliance. Except as set forth on Schedule 4.36, the Seller has filed with the SEC all forms, reports, schedules, registration statements, and documents which it was required to file since November 1, 1996 through the date hereof pursuant to the Securities Act and the Exchange Act. The forms, reports, schedules, registration statements, and documents filed by the Seller (i) complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations thereunder, each as in effect on the date so filed or amended, and
(ii) did not contain any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which there were made, not misleading (in each case as of the respective dates that they were filed with the SEC, or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing). No Subsidiary of the Seller is required to file any form, report, statement, schedule, registration statement, or other document with the SEC.

      4.37 FIRPTA. Neither the Seller nor any of the Companies is a `foreign person' within the meaning of Section 1445 of the Code.

      4.38 Investment Representations. The Seller is acquiring the Consideration Shares for its own account and will not sell, transfer, or otherwise dispose of any of the Consideration Shares or any interest therein, without registration under the Securities Act and applicable state "blue sky" laws, except in a transaction which in the opinion of counsel reasonably acceptable to AHI is exempt therefrom. The Seller is an "accredited investor" as that term is defined in rules promulgated under the Securities Act. The Seller has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of an investment in the AHI Common Stock and has obtained, in its judgment, sufficient information from AHI to evaluate the merits and risks of an investment in the AHI Common Stock. The Seller has been provided the opportunity to obtain information and documents concerning AHI and the AHI Common Stock, and has been given the opportunity to ask questions of, and receive answers from, the directors and officers of AHI concerning AHI and the AHI Common Stock and other matters pertaining to this investment. The Seller acknowledges that the offer of the AHI Common Stock will not be reviewed by any governmental agency and is being sold to the Seller in reliance upon exemption from the Securities Act. The Seller acknowledges that a customary legend reflecting the above restrictions will appear on the certificates representing the Consideration Shares. Nothing in this Section 4.38 limits or otherwise affects the Seller's right to rely upon the representations and warranties of AHI and the Purchaser made in this Agreement.

      4.39 No Claims. Except as set fourth on Schedule 4.39, to the knowledge of the Seller, none of the officers, directors, employees, consultants, or agents of the Seller or any of its

Subsidiaries has Claims against any of the Companies or the Company Subsidiaries by reason of any tort, breach of contract or violation of law.

      4.40 Disclosure. No representation or warranty of the Seller or any of the Companies contained in this Agreement, or the schedules hereto, and no closing certificate furnished by the Seller or any of the Companies to AHI and/or the Purchaser at the Closing contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

      4.41 Assumptions in the Execution Date Legal Opinion. All the assumptions of facts in the Execution Date Legal Opinion and to the extent they are relied upon or assumed in the Bring Down Execution Date Legal Opinion are correct in all respects, except to the extent it would not adversely affect the opinion rendered in the Execution Date Legal Opinion. Without limiting the generality of the foregoing:

          (a) The information set forth in Exhibit A of the Execution Date Legal Opinion is correct and complete in all respects, except to the extent it would not adversely affect the opinion rendered in the Execution Date Legal Opinion.

          (b) The assumptions in the Execution Date Legal Opinion regarding (i) the current market value of all of the Seller's operating assets, and (ii) the assets to be sold to the Purchaser (i.e., 100% of the outstanding capital stock of the Companies) not accounting for a greater percentage of the current market value of the Seller's assets than the percentage of the book value of the Seller's assets set forth in Exhibit A to the Execution Date Legal Opinion are correct and complete in all respects, except to the extent it would not adversely affect the opinion rendered in the Execution Date Legal Opinion.

          (c) The assumptions in the Execution Date Legal Opinion regarding the transfer of the Companies and the Company Subsidiaries is correct and complete in all respects, except to the extent it would not adversely affect the opinion rendered in the Execution Date Legal Opinion.

      4.42 Projections. The projections relating to operations of the Companies for the quarter ended March 31, 2001 attached hereto as Schedule 4.42 (the "Projections"), have been prepared in good faith. The Seller reasonably believes that the assumptions on which the Projections are based are reasonable; however, there can be no assurances that the Projections will be achieved.

                                   ARTICLE V.
                         INDEMNIFICATION; RELEASES, ETC.

      5.1 Survival of the Representations and Warranties. The representations and warranties contained in Sections 4.1, 4.2, 4.14 (with respect to matters relating to title to the Securities), 4.25, 4.26, and 4.34 shall survive the Closing and remain in effect until the expiration of the applicable statute of limitations. The representations and warranties contained in Section 4.30 shall survive the Closing and remain in effect for a period of four and one-half (4 1/2) years following the Closing. All other representations and warranties of AHI, Purchaser, the

Seller and the Companies set forth in this Agreement shall survive the Closing for the lesser of (i) two (2) years following the Closing Date and (ii) 30 days following the completion of the second consolidated year end audit of AHI by AHI's independent accountants. The parties to this Agreement agree that except with respect to all equitable remedies, including injunctive relief and specific performance, the exclusive remedies for any breach of a representation, warranty, covenant, or agreement set forth herein shall be the indemnification provisions set forth in any applicable Section herein. AHI and the Purchaser shall have all remedies available at law or equity with respect to a claim of fraud by the Seller or any of the Companies.

      5.2 Investigation. The representations, warranties, covenants and agreements set forth in this Agreement shall not be affected or diminished in any way by any investigation (or failure to investigate) at any time by or on behalf of the party for whose benefit such representations, warranties, covenants and agreements were made. All statements contained herein or in the Disclosure Schedule or in any certificate delivered pursuant hereto at the Closing shall be deemed to be representations and warranties for purposes of this Agreement.

      5.3 Indemnification Generally

          (a) By the Companies and the Seller. The Seller and the Companies (but, with respect to the Companies, only if the Closing has not occurred), agree, jointly and severally, to be responsible for and shall pay and indemnify and hold harmless Purchaser and AHI and its directors, officers, employees and agents from, against and in respect of, the full amount of any and all liabilities, damages, claims, deficiencies, fines, assessments, losses, penalties, interest costs and expenses, including, without limitation, reasonable fees and disbursements of counsel (collectively, "Losses"), arising from, in connection with, or incident to (i) any breach or violation of any of the representations, warranties, covenants or agreements of the Seller or any of the Companies contained in this Agreement (other than the representations and warranties set forth in Section 4.26), the Disclosure Schedule, or any closing certificate delivered at Closing; (ii) any liability resulting from any litigation involving the Companies, if no accrual for such liability was taken into account in the preparation of the Closing Date Balance Sheet or if an accrual for such liability was taken into account in the preparation of the Closing Date Balance Sheet, to the extent such liability exceeds the accrual for such liability set forth on the Closing Date Balance Sheet, regardless of whether or not such litigation was disclosed by the Seller on Schedule 4.6;
(iii) Seller's failure to obtain the approval of its shareholders of the consummation of the transactions contemplated hereby; (iv) any and all claims arising out of, relating to, resulting from or caused (whether in whole or in part) by any transaction, event, condition, occurrence or situation in any way relating to the Seller, its Subsidiaries (other than the Companies and the Company Subsidiaries) and the Transferred Company Subsidiaries or the conduct of their business at any time (v) the transfer of the Transferred Company Subsidiaries to the Seller; (vi) any Claims asserted by Thomas O'Gara against any of the Companies or the Company Subsidiaries; (vii) any liability arising from or relating to any item set forth on Schedule 4.30, (viii) any liability resulting from any shareholders derivative action instituted against the Seller relating to or resulting from this Agreement and the transactions contemplated hereby and (ix) any and all actions, suits, proceedings, demands, assessments or judgments, costs and expenses incidental to any of the foregoing.

          (b) By the Purchaser. AHI and the Purchaser agree, jointly and severally, to indemnify and hold harmless the Seller, and its directors, officers, employees, and agents from, against and in respect of, the full amount of any and all Losses, costs and expenses, including, without limitation, reasonable fees and disbursements of counsel arising from, in connection with, or incident to (i) any breach or violation of any of the representations, warranties, covenants or agreements of AHI or the Purchaser contained in this Agreement or any agreement referred to herein and delivered at or prior to the Closing and (ii) any and all actions, suits, proceedings, demands, assessments or judgments, costs and expenses incidental to any of the foregoing.

          (c) Indemnity Procedure. A party or parties hereto agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the "Indemnifying Party" and the other party or parties claiming indemnity is referred to as the "Indemnified Party".

              (i) An Indemnified Party under this Agreement shall, with respect to claims asserted against such party by any third party, give written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement, to the extent reasonably possible, not later than fifteen (15) days prior to the date any answer or responsive pleading is due, and with respect to other matters for which the Indemnified Party may seek indemnification, give prompt written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party, except to the extent the rights of the Indemnifying Party are materially prejudiced.

              (ii) The Indemnifying Party shall have the right, at its election, to take over the defense or settlement of such claim by giving written notice to the Indemnified Party at least ten (10) days prior to the time when an answer or other responsive pleading or notice with respect thereto is required. If the Indemnifying Party makes such election, it may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party's approval of such counsel, which approval shall not be unreasonably withheld), shall be solely responsible for the expenses of such defense and shall be bound by the results of its defense or settlement of the claim. The Indemnifying Party shall not settle any such claim without prior notice to and consultation with the Indemnified Party, and no such settlement involving any equitable relief or which is reasonably likely to have an adverse effect on the Indemnified Party may be agreed to without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld). So long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party may pay, settle, or compromise such claim only at its own expense and the Indemnifying Party will not be responsible for the fees of separate legal counsel to the Indemnified Party, unless the named parties to any proceeding include both parties and representation of both parties by the same counsel would be a conflict of interest for such counsel. If the Indemnifying Party does not make such election, or having made such election does not, in the good faith reasonable opinion of the Indemnified Party proceed diligently to defend such claim, then the Indemnified Party may (after written notice to the Indemnifying Party), at the expense of the Indemnifying Party, elect to take over the defense of and proceed to handle such claim in its discretion and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim. In connection therewith, the Indemnifying Party will fully cooperate with the Indemnified Party should the Indemnified Party elect to take over the defense of any such claim.

              (iii) The parties agree to cooperate in defending such third party claims and the Indemnified Party shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to any matter for which indemnification is sought hereunder; and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof.

              (iv) With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earliest to occur of: (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, or if earlier, five (5) days prior to the date that the judgment creditor has the right to execute the judgment;
                        (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party; or
                        (iii) a settlement of the claim. Notwithstanding the foregoing, provided that there is no good faith dispute as to the applicability of indemnification, the reasonable expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party if such expenses are a liability of the Indemnifying Party. With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by the Indemnifying Party upon demand by the Indemnified Party. Seller may elect to satisfy, in whole or in part, any obligation under this Section 5.3 by delivering to AHI Consideration Shares valued at the Average Price with respect to the date of such delivery.

          (d) Right To Set-off. Should Purchaser or AHI be entitled to indemnification by the Seller against the Seller, the Purchaser or AHI may first set-off and deduct from the

Escrow Amount the amount of any Losses for which the Seller is required to indemnify Purchaser or AHI hereunder. The Seller may set off the amount of any Loss for which the Seller is required to indemnify the Purchaser or AHI pursuant to Section 5.6(b)(iii) against the amount of any Loss for which the Purchaser or AHI is required to indemnify the Seller. Except as set forth in Section 2.6, the Purchaser or AHI may set-off the amount of any Loss for which the Purchaser or AHI is required to indemnify the Seller against the amount of any Loss for which the Seller is required to indemnify the Purchaser or AHI. Seller may elect to satisfy, in whole or in part, any obligation under this Section 5.3(d) by delivering to AHI Consideration Shares valued at the Average Price as of the date of such delivery.

          (c) Limitations on Indemnification.

              (i) No indemnification payment shall be made to the Purchaser, AHI, or their respective directors, officers, employees or agents pursuant to this Agreement, until the amounts which the Purchaser would otherwise be entitled to receive as indemnification under this Agreement aggregate at least $500,000 (the "Deductible"), at which point AHI and/or Purchaser, as applicable, shall be entitled to be indemnified with respect to aggregate Losses in excess of the Deductible. The indemnification provisions set forth in Sections 5.3(a)(i) (with respect to Section 4.25), 5.3(a)(iii), 5.3(a)(vi), 5.3(a)(viii), 5.6, 5.7 or 7.13(c) or with respect to a claim of fraud by the Seller or the Companies shall not be subject to the limitations set forth in this Section 5.3(e).

              (ii) Anything in this Agreement to the contrary notwithstanding, no indemnification payment shall be required to be made to Purchaser, AHI and their respective directors, officers, employees or agents with respect to a breach by Seller or the Companies of any representation or warranty set forth herein, in excess of $40,000,000; provided, however, that the foregoing limitation shall not apply to the indemnification provisions set forth in Section 5.3(a)(i) (with respect to Sections 4.25, and 4.30), 5.3(a)(iii), 5.3(a)(vi),
                        5.3(a)(vii), 5.3(a)(viii), 5.6, 5.7 or 7.13(c) or with
                        respect to a claim of fraud by the Seller or the Companies hereto.

              (iii) The indemnification obligations of any party to this Agreement under this Section 5.3 shall be reduced by any insurance proceeds which the Indemnified Party has received in respect of such Losses, costs and expenses.

              (iv) AHI and the Purchaser hereby waive their rights to punitive damages.

      5.4 General Releases. As additional consideration for the sale of the Securities pursuant to this Agreement, the Seller, on behalf of itself and its Subsidiaries (other than the

Companies and the Company Subsidiaries) and controlled Affiliates hereby unconditionally and irrevocably releases and forever discharges, effective as of the Closing Date, each of the Companies, the Company Subsidiaries, and the officers, directors, employees and agents of the Companies and the Company Subsidiaries, from any and all rights, claims, demands, judgments, obligations, liabilities and damages, whether accrued or unaccrued, asserted or unasserted, and whether known or unknown ("Claims"), relating to any of the Companies or the Company Subsidiaries which ever existed or now exist, by reason of any tort, breach of contract, violation of law or other act or failure to act which shall have occurred at or prior to the Closing Date, or in relation to any other liabilities of any of the Companies or Company Subsidiaries to the Seller. The Seller expressly intends that the foregoing release shall be effective regardless of whether the basis for any claim or right hereby released shall have been known to or anticipated by the Seller.

      5.5 Joint and Several Obligation. All representations, warranties, covenants, agreements, and liabilities of the Seller and the Companies, on the one hand, and AHI and the Purchaser, on the other hand, under this Agreement, including without limitation under Sections 5.3 and 5.6 hereof, shall be the joint and several obligation of the Seller and each of the Companies and for the benefit of AHI and the Purchaser, on the one hand, and the joint and several obligations of AHI and the Purchaser for the benefit of Seller, on the other hand. In the case of any breach or other violation of any of the terms and provisions of this Agreement, AHI or the Purchaser may seek to enforce any remedy against any or all of the Seller and the Companies as AHI or the Purchaser shall determine in their sole discretion with respect to any breach or violation by Seller or any of the Companies, and Seller may seek to enforce any remedy against AHI or the Purchaser in its sole discretion with respect to any breach or violation by AHI or the Purchaser. None of the provisions of this Agreement shall give rise to any right of action by or for the Seller, and the Seller shall not have any rights, against any of the Companies or any of the Company Subsidiaries if a remedy is sought or obtained against the Seller because any one or more Companies breaches any representation, warranty, covenant or agreement set forth herein.

      5.6 Tax Matters

          (a) The Seller shall be responsible for, and shall pay or cause to be paid, and shall indemnify and hold the Companies, the Company Subsidiaries, AHI, the Purchaser, and their Affiliates and successors (the "Purchaser Indemnified Parties") harmless from and against any and all Taxes that may be imposed on or assessed against them on account of Taxes imposed upon the Companies or the Company Subsidiaries or their assets (i) with respect to all taxable periods ended on or prior to the Closing Date (including, but not limited to, the contested items set forth on Schedule 4.26, to the extent, but only to the extent, such amounts are due and owing), if and to the extent, but only to the extent, that the liability for such Taxes exceeds the liabilities or accruals taken into account in the preparation of the Closing Date Balance Sheet for Taxes relating to such periods; (ii) with respect to any Person other than any of the Companies or the Company Subsidiaries arising under Reg. Section 1.1502-6 (or any similar provision or state, local, or foreign law), or as a transferee or successor or by contract or otherwise; (iii) with respect to any and all Taxes allocated to Seller pursuant to Section 5.6(c) hereof, if and to the extent, but only to the extent, that the liability for such Taxes exceeds the liabilities or accruals taken into account in the preparation of the Closing Date Balance Sheet for Taxes relating to such periods; (iv) with respect to any Taxes incurred by or imposed upon any of the Companies, the Company Subsidiaries, the Purchaser or AHI in connection with the transactions contemplated hereby, other than as described in Section 5.6(b);
(v) with respect to Tax liabilities of the Seller and its Subsidiaries (other than the Companies or the Company Subsidiaries) arising after the Closing Date,
(vi) arising from any misrepresentation or breach of warranty contained in Sections 2.7 and 4.26 hereof. The Seller shall also pay or cause to be paid and shall indemnify and hold harmless the Purchaser Indemnified Parties from and against all losses, damages and reasonable third party costs and expenses (including reasonable attorney, accountant and expert witness fees and disbursements) ("Related Costs") incurred in connection with the Taxes for which the Seller indemnifies the Purchaser Indemnified Parties pursuant to this
Section 5.6(a) (or any asserted deficiency, claim demand or assessment, including the defense or settlement thereof) or the enforcement of this Section 5.6(a). Any payment required to made by the Seller pursuant to this Section 5.6(a) shall be made within 30 days after written notice from the Purchaser.

          (b) The Purchaser shall be responsible for, and shall pay or cause to be paid, and shall indemnify and hold the Seller harmless from and against, any and all Taxes that may be imposed on or assessed against the Seller on account of Taxes imposed on any of the Companies or the Company Subsidiaries or their assets (i) for any taxable periods ended on or prior to the Closing Date, if and to the extent, but only to the extent, that the liability for such Taxes does not exceed the liabilities or accruals taken into account in the preparation of the Closing Date Balance Sheet for Taxes relating to such periods; (ii) with respect to taxable periods of the Companies and the Company Subsidiaries beginning after the Closing Date; (iii) that result from the Tax Elections, and for any interest and penalties accruing on such Taxes and all costs of defending against the imposition of such Taxes, but only to the extent that the Taxes incurred and actually paid by the Seller or any of the Companies with respect to the gain allocated to the Seller or any of the Companies on the deemed asset sale resulting from the Tax Elections are greater than the Taxes which would have been incurred by the Seller or any of the Companies if the Tax Elections had not been made; increased by any Tax cost incurred by Seller or any of the Companies as a result of the receipt of the indemnity payment and decreased by any Tax benefit received by Seller or any of the Companies as a result of the receipt of such payment; provided, however, such indemnity shall be reduced dollar for dollar by the amount of any Tax benefits obtained by Seller, including foreign tax credits, as a result of making the Tax Elections which would not have been obtained by the Seller or any of the Companies if the Tax Elections had not been made and further, provided, in no event shall Purchaser's indemnification obligation pursuant to this Section 5.6 exceed $2,000,000, provided further that (A) the Seller's utilization of tax loss carryovers, Tax credits and other Tax benefits will be verified annually by the third party preparer of Seller's tax returns. Such verification will be provided in writing to the Purchaser 30 days prior to the actual filing date of Seller's federal income tax return. In addition, at the time of issuance of the verification, Seller agrees to allow Purchaser and its tax advisors 30 days to review Form 1118 and all workpapers supporting the Seller's utilization of foreign tax credits or other Tax benefits resulting from the Tax Elections. This verification process will remain in effect until all such Tax benefits are utilized or expire; and (iv) with respect to any and all Taxes allocated to the Purchaser pursuant to Section 5.6(c) hereof. The Purchaser shall also pay or cause to be paid and shall indemnify and hold harmless the Seller from and against all Related Costs of the Seller incurred in connection with the Taxes for which the Purchaser indemnifies the Seller pursuant to this Section 5.6(b) (or any asserted deficiency, claim, demand or assessment, including the defense or settlement thereof) or the enforcement of this Section 5.6(b). Any payment required to be made by the Purchaser pursuant to this Section 5.6(b) shall be made within 30 days of written notice from the Seller.

          (c) The Companies, the Company Subsidiaries, and the Purchaser shall close the taxable period of the Companies and the Company Subsidiaries on the Closing Date, unless such action is prohibited by law. In any case where Applicable Law prohibits any Company or any Company Subsidiary from closing its taxable year on the Closing Date, then Taxes, if any, attributable to the taxable period of such Company or Company Subsidiary beginning before and ending after the Closing Date shall be allocated (i) to Seller for the period up to and including the Closing Date, and (ii) to Purchaser for the period subsequent to the Closing Date. For purposes of this Section 5.6(c), Taxes for the period up to and including the Closing Date ("Seller's Taxes") shall be determined on the basis of an interim closing of the books as of the end of the Closing Date; provided, however, that in the case of any Tax not based on income or receipts, such Seller's Taxes shall be equal to the amount of such Tax for the taxable year multiplied by a fraction, the numerator of which shall be the number of days from the beginning of the taxable year through the Closing Date, and the denominator of which shall be the number of days in the taxable year.

          (d) Seller shall be responsible for filing or causing to be filed all tax returns required to be filed by or on behalf of the Companies and the Company Subsidiaries for all periods ending prior to the Closing Date, which tax returns shall be filed by their due dates after the Closing Date. Seller shall provide AHI with a copy of each such tax return at least ten days prior to filing. Seller shall file the federal and non-U.S. tax returns (and related state returns) for the tax year of Seller that includes the Closing Date ("Seller's Closing Tax Returns") by or on behalf of the Companies for the period ending on the Closing Date, which returns shall reflect and include the Tax Elections, on or before their due dates and shall provide to the Purchaser, for review and approval, pro-forma tax returns of the Companies derived from Seller's Closing Tax Returns at least ten (10) days prior to the filing date. The Purchaser's approval shall not be unreasonably withheld, and in no event shall this section operate to cause any such return to be filed after the due date (including any extension thereof) for the filing of such return. Purchaser shall be responsible for filing or causing to be filed all tax returns required to be filed by or on behalf of the Companies and the Company Subsidiaries after the Closing Date. With respect to returns for periods that begin before but end after the Closing Date ("Straddle Returns"), the Purchaser shall pay or cause to be paid all Taxes to which such returns relate for all periods covered by such returns; provided, however, that the Seller shall pay to the Purchaser the amount determined pursuant to Section 5.6(c) hereof, but only to the extent the Seller has an obligation to indemnify the Purchaser for such amounts pursuant to
Section 5.6(a) hereof, not later than fifteen days before the due date for payment of Taxes with respect to such tax returns. The Purchaser shall provide the Seller with a statement setting forth in reasonable detail the amount, if any, payable pursuant to this Section 5.6(d). Seller and its tax advisors shall cooperate with Purchaser and its tax advisors from the Closing Date, and shall make available all work papers and relevant schedules for the preparation of the Companies and Company Subsidiaries' tax returns including the Tax Election Form, the Straddle Returns and Seller's Closing Tax Returns.

          (e) The Seller and the Purchaser shall cooperate fully with each other and make available to each other in a timely fashion such Tax data and other information and personnel as may be reasonably required for the payment of any estimated Taxes and the preparation of any tax returns required to be prepared hereunder. The Seller and the Purchaser shall make available to the other, as reasonably requested, all information, records or documents in their possession relating to Tax liabilities of the Companies and the Company Subsidiaries for all taxable periods thereof ending on, before or including the Closing Date and shall preserve all such information, records and documents until the expiration of any applicable Tax statute of limitations or extensions thereof; provided, however, that in the event a proceeding has been instituted for which the information, records or documents are required prior to the expiration of the applicable statute of limitations such information, records or documents shall be retained until there is a final determination with respect to such proceeding.

          (f) The Purchaser and the Seller shall promptly notify each other in writing upon receipt by the Purchaser or the Seller, as the case may be, of any notice of any tax audits, reviews, examinations, or investigations of or assessments against any of the Companies or the Company Subsidiaries for taxable periods beginning prior to the Closing Date and ending prior to, on or after the Closing Date (the "Tax Notification Periods"). The failure of one party promptly to notify the other party of any such audit or assessment shall not forfeit the right to indemnity except to the extent that the Seller is materially prejudiced as a result. The Purchaser shall have the sole right to represent the Companies' and the Company Subsidiaries' interests in any Tax proceeding relating to such tax audits or assessments and to employ counsel of its choice at its expense; provided, however, that Seller shall have the right to consult with the Purchaser regarding any tax audit or assessment relating to any Tax Notification Period, and provided further, that any settlement or other disposition of any such tax audit or assessment relating to any Tax Notification Period that would result in an indemnity payment by the Seller to the Purchaser shall be made subject to the consent of the Seller, which consent shall not be unreasonably withheld or delayed. The Purchaser, on the one hand, and the Seller, on the other, each agree to cooperate fully with the other and its or their respective counsel in the defense against or compromise of any claim in any tax proceeding.

          (g) The Seller and the Purchaser agree that any payments made hereunder (whether made directly to a party or to another indemnitee) will be treated by the parties as an adjustment to the aggregate Purchase Price for the Securities.

          (h) All obligations under this Section 5.6 shall survive the Closing hereunder and continue until 10 days following the expiration of the statute of limitations on assessment of the relevant Tax. Notwithstanding the foregoing, any claim for indemnification hereunder shall survive such termination date if, prior to the termination date, the party making the claim shall have advised the other party in writing of facts that may constitute or give rise to an alleged claim for indemnification, specifying in reasonable detail the basis under this Agreement for such claim.

          (i) Except as expressly provided in this Section 5.6, any claims for indemnification made pursuant to this Section 5.6 shall be made in accordance with the procedures set forth in Section 5.3(c).

      5.7 Brazilian Tax-Related Indemnity. Notwithstanding anything to the contrary contained in this Article V, including without limitation Section 5.6, the Seller agrees to be responsible for and shall pay and indemnify and hold harmless the Purchaser Indemnified Parties and their respective officers, directors, employees and agents from, against and in respect of, the full amount of any and all Losses arising from, in connection with, or incident to any Brazilian Tax-Related Losses (as hereinafter defined). For purposes of this Agreement, "Brazilian Tax-Related Losses" shall mean any Losses incurred, directly or indirectly, by the Purchaser Indemnified Parties and their respective officers, directors, employees and agents as a result of any tax position taken, or change in tax position taken, in or with respect to the Companies' or the Company Subsidiaries' operations in Brazil (collectively, the "Brazilian Companies") including, but not limited to, value added taxes and similar taxes payable to Governmental Authorities in Brazil, and related interest, penalties and other charges and shall include, but not be limited to, any diminution in value to the Brazilian Companies resulting, directly or indirectly, from such changes in tax positions, which the parties agree to use their best efforts to quantify prior to Closing. The diminution in value of the Brazilian Companies shall be deemed to be comprised of all costs or liabilities associated with the following: (i) for a period of up to nine (9) months, but in no event longer than is required to complete fully the actions listed in (iii) below, the incremental tax owed by the Brazilian Companies, as a result of being taxed at a rate applicable to manufacturing companies rather than service companies, (ii) the shut-down or other closure of existing facilities, property, plant and equipment, (iii) the opening, construction, lease or other acquisition of replacement facilities, property, plant and equipment, and any and all costs and other expenses associated with the relocation from one such facility to another such facility, and (iv) the profits lost between the shut-down or closure specified in (ii) above and the opening set forth in (iii) above. In no event shall the Brazilian Tax-Related Losses exceed $5,000,000.

                                  ARTICLE VI.
                    CLOSING; CONDITIONS PRECEDENT; DELIVERIES

      6.1 Closing; Effective Date. Subject to the terms and conditions set forth herein, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Kane Kessler, P.C., 1350 Avenue of the Americas, New York, New York 10019, on the third business day following the date on which the Registration Statement has been declared effective by the SEC and all other conditions to Closing have been satisfied or waived by the appropriate party or on such other date and at such other place as may be agreed to by the parties. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

      6.2 Conditions Precedent to the Obligations of AHI and the Purchaser. Each and every obligation of AHI and the Purchaser to consummate the transactions described in this Agreement and any and all liability of AHI and the Purchaser to the Seller under this Agreement shall be subject to the fulfillment on or before the Closing Date of the following conditions precedent or the waiver thereof by AHI and the Purchaser:

          (a) Representations and Warranties True; No Breach. Each of the representations and warranties of the Seller and the Companies contained herein or in any certificate or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall be true and correct in all material respects (except to the extent such representations and warranties contain a materiality qualification, in which case they shall be true and correct in all respects) at and as of the Closing Date (unless made with respect to a particular date, then as of such date) with the same force and effect as though made on and as of the Closing Date, except for changes contemplated by this Agreement.

          (b) Performance. The Seller and the Companies shall have performed and complied in all material respects with each of the agreements, covenants and obligations, and delivered all the deliveries, required under this Agreement to be performed, complied with, or delivered by them, on or prior to the Closing Date.

          (c) Certain Financial Matters. The Seller shall have delivered to the Purchaser the audited balance sheets and the audited statements of income, cash flows, and retained earnings of the Companies on a combined basis and consolidated with the Company Subsidiaries as of and for the fiscal year ended December 31, 2000, including the notes thereto and the reports thereon (without qualification) of the Seller's independent auditors, which shall not differ in any material respect from the Financial Statements for the fiscal year ended December 31, 2000 attached hereto as part of Schedule 4.12 (except as set forth in Schedule 6.2(c)). In addition, if the Closing occurs on or after May 15, 2001, the Seller shall have delivered to the Purchaser an unaudited balance sheet (showing the Tangible Net Assets as calculated in accordance with Section
2.3 hereof) and statement of income of the Companies on a combined basis and consolidated with the Company Subsidiaries as of and for the three month period ended March 31, 2001. If the Closing occurs on or after August 15, 2001, the Seller shall have delivered to the Purchaser an unaudited balance sheet (showing the Tangible Net Assets as calculated in accordance with Section 2.3 hereof) and statement of income of the Companies on a combined basis and consolidated with the Company Subsidiaries as of and for the six month period ended June 30, 2001. The Seller and the Sellers accountants, at AHI's expense with respect to any such quarterly and six month financial statements, shall have reviewed such balance sheets and statements of income and advised AHI and the Purchaser in writing that they (a) have been prepared in accordance with the books of account and records of the Companies, (b) fairly present in all material respects the Companies' financial condition and the results of its operations and cash flows at the dates and for the periods specified in those statements, and (c) have been prepared in accordance with GAAP consistently applied with prior periods.

          (d) Seller's and Companies' Certificates. The Seller and each of the Companies shall have delivered to AHI and the Purchaser (i) a certificate, dated the Closing Date and signed on behalf of such Company by each such Company's president or chief executive officer, certifying (x) that the conditions specified in Sections 6.2(a), (b), (f), (g) and (h) have been fulfilled in all material respects (except to the extent any such section contains a materiality qualification, in which case it shall have been fulfilled in all respects), and as to such other matters as Purchaser may reasonably request and (ii) a certificate of the secretary of the Seller and each of the Companies attesting the names and true signatures of the officers of the Seller and each of the Companies authorized to execute this Agreement and each other document, instrument, or certificate to be delivered pursuant hereto, together with the true signature of each such officer (the "Seller's Officers' Certificates").

          (e) Chief Financial Officers' Certificates. The Seller and each of the Companies shall have delivered to AHI and the Purchaser a certificate, dated the Closing Date and signed on behalf of the Seller by the Seller's chief financial officer, certifying that there has occurred no Material Adverse Change (the "Seller's Chief Financial Officers' Certificates"). The Chief Financial Officer of the Seller, on behalf of the Seller, shall have delivered to AHI and the Purchaser a certificate stating that, to his knowledge after reasonable inquiry of the responsible officers of the Seller and after giving effect to the transactions contemplated hereby, on the Closing Date the Seller is able to pay its debts as they mature and the transfer of the Securities by the Seller to the Purchaser and the consummation of the transactions, in accordance with the terms of this Agreement, will not render Seller insolvent and is not a transfer in fraud of any creditor under applicable federal or state solvency law.

          (f) No Litigation; Applicable Law. No litigation, arbitration or other legal or administrative proceeding shall have been commenced or be pending by or before any Governmental Authority which enjoins or prohibits, or seeks to enjoin or prohibit, the consummation of all or any of the transactions contemplated by this Agreement; no Applicable Law of any Governmental Authority shall have been enacted after the date of this Agreement which would prohibit the consummation of any or all of the transactions contemplated by this Agreement; and no judicial or administrative decision shall have been rendered which enjoins or prohibits, or seeks to enjoin or prohibit, the consummation of all or any of the transactions contemplated by this Agreement.

          (g) Governmental Permits and Approvals. The Seller shall have obtained all permits, approvals, authorizations, consents, waivers, and novations of any Governmental Authority as may be required to consummate the transactions contemplated by this Agreement.

          (h) Consents. The Seller shall have obtained all material authorizations, consents, waivers and approvals as may be required to consummate the transactions contemplated by this Agreement including, but not limited to, any required consents of any of the landlords to the Leased Property which is required in accordance with the terms of the Leases, and consent of a third party required with respect to any Material Agreement.

          (i) Opinion of Counsel. AHI and the Purchaser shall have received (i) a favorable opinion letter from Kramer Levin Naftalis & Frankel LLP, legal counsel to the Seller, addressed to AHI and the Purchaser and dated the Closing Date, in a form reasonably acceptable to AHI and the Purchaser (the "Kramer Levin Naftalis & Frankel LLP Opinion") and (ii) such favorable opinion letters from counsel to each of the Companies and the material Company Subsidiaries and their respective material Subsidiaries as AHI and the Purchaser shall reasonably request, addressed to AHI and the Purchaser, and dated the Closing Date, opining as to the Companies and the Company Subsidiaries in France, Mexico, Brazil, and Columbia as to valid issuance of securities, and good standing and valid existence (if applicable in the jurisdiction of formation), and that no material Governmental Authorizations are required to be obtained that have not been obtained with respect to the consummation of the transactions contemplated hereby, and otherwise in a form reasonably acceptable to AHI and the Purchaser.

          (j) Bring Down Execution Date Legal Opinion. A letter of Squire, Sanders & Dempsey L.L.P., dated as of the Closing Date, in form and substance reasonably satisfactory to

AHI and the Purchaser, reaffirming their opinion as set forth in the Execution Date Legal Opinion (the "Bring Down Execution Date Legal Opinion").

          (k) Confidentiality and Non-competition Agreement. (i) Messrs. Jules Kroll and Wilfred O'Gara shall have entered into the Confidentiality and Non-competition Agreement substantially in the form of Exhibit 1 hereto (the "Confidentiality and Non-competition Agreements"); and (ii) Thomas O'Gara has executed and delivered a Restrictive Covenant Agreement as of the date hereof for the benefit of AHI and the Purchaser (the "Thomas O'Gara Agreement"), and the Seller agrees that it will not, and will cause its Affiliates not to, pay any amounts owed by the Seller, the Companies, the Company Subsidiaries, or their respective Affiliates to Thomas O'Gara (other than severance obligations) if Thomas O'Gara has breached or threatened to breach the Thomas O'Gara Agreement, or if AHI or the Purchaser has notified the Seller in writing of any such breach or threatened breach.

          (l) [Intentionally Omitted]

          (m) Intellectual Property Assignments. The Purchaser shall have received the executed Intellectual Property Assignments.

          (n) Release by Jules Kroll, and Wilfred O'Gara. Each of Messrs. Jules Kroll and Wilfred O'Gara shall execute a release, substantially in the form of
Exhibit 2 hereto unconditionally and irrevocably releasing and forever discharging, effective as of the Closing Date, each of the Companies, the Company Subsidiaries, and the officers, directors, employees, agents, and Affiliates of the Companies and the Company Subsidiaries, from any and all Claims relating to the Companies and the Company Subsidiaries which ever existed or now exist, by reason of any tort, breach of contract, violation of law or other act or failure to act which shall have occurred at or prior to the Closing Date, or in relation to any other liabilities of the Companies and the Company Subsidiaries to Jules Kroll or Wilfred O'Gara (the "Principal Stockholder Releases").

          (o) Fairness Opinions. The Board of Directors of AHI shall have received the Purchaser's Fairness Opinion. The Board of Directors of the Seller shall have received the Seller's Fairness Opinion and the Bring Down Fairness Opinion.

          (p) Registration Statement Effective. If any portion of the Closing Payment is to be paid in Consideration Shares, the Registration Statement shall have been declared effective by the SEC and shall be effective as of the Closing Date and no stop order with respect thereto shall have been issued or threatened, and the Consideration Shares shall have been listed for trading on the New York Stock Exchange, subject to official notice of issuance.

          (q) Good Standing. Each of the Companies and the Company Subsidiaries shall be in good standing (where applicable) in its respective jurisdiction of incorporation or formation.

          (r) Subsidiary Guarantees. Each of the Subsidiaries of the Seller, other than the Companies and the Company Subsidiaries, shall have executed and delivered a subordinated guaranty agreement in favor of AHI and the Purchaser ("Subsidiary Guarantees") guaranteeing all of the liabilities and obligations of the Seller hereunder, which guarantees shall be in form and substance reasonably acceptable to such Subsidiaries of the Seller executing a Subsidiary Guarantee, AHI, the Purchaser, Seller, Seller's senior lender, the holders of Seller's senior notes, prospective lenders of Seller and the respective counsel to each of the foregoing.

          (s) No Shareholder Approval Required. The laws of the state of incorporation of the Seller shall not require the consent of the shareholders of the Seller for the consummation of the transactions contemplated hereby; provided however that if the Seller chooses to seek the approval of its shareholders of this Agreement or the transactions contemplated hereby as a result of either (i) the issuance of an order by a Governmental Authority enjoining the consummation of the transactions contemplated hereby by reason of the failure of the Seller to obtain the approval of its shareholders of this Agreement and the transactions contemplated hereby or (ii) the inability of the Seller to deliver the Bring Down Closing Date Legal Opinion due to a change in Ohio law, such shareholder approval shall have been obtained.

          (t) Bank Approval. AHI and the Purchaser shall have received all consents with respect to this Agreement and the transactions contemplated hereby required pursuant to the terms of the Credit Agreement, dated as of February 12, 1999, among AHI, First Union National Bank, SunTrust Bank, North Florida, N.A., and The Several Lenders from Time to Time Parties Thereto, Nationsbank, N.A., as Documentation Agent, and Canadian Imperial Bank of Commerce, as Administrative Agent, as amended, and the other agreements and documents entered into in connection therewith (the "Bank Consents").

          (u) HSR and Non-U.S. Anti-Trust Law Approval. The applicable waiting period under the HSR Act shall have expired or been terminated and any waiting period shall have expired or been terminated, or any necessary consent shall have been granted, under any Non-U.S. Anti-Trust Law.

          (v) Subsidiary Transfers. The Company Subsidiary Transfers shall have been completed in form and substance reasonably satisfactory to the Purchaser.

          (w) Escrow Agreement. The Seller shall have entered into the Escrow Agreement.

          (x) Russian Licenses. The Seller shall have caused each of O'Gara-Hess & Eisenhardt CIS, O'Gara Security Systems, Inc., and O'Gara Laura Automotive (Russia) to transfer to a designee of the Purchaser all licenses, permits and similar consents issued to them with respect to the armoring of vehicles (the "Russian Licenses") if the Russian Licenses are transferable and, if the Russian Licenses are not transferable, to cancel, rescind or terminate the Russian Licenses.

          (y) Subsidiary in Mexico. The Seller, at AHI's sole cost and expense, shall have used its commercially reasonable efforts to take all actions and sign all documents as are reasonably necessary in order to form a S.A. de C.V. in Mexico that is a direct, wholly-owned subsidiary of O'Gara-Hess & Eisenhardt Armoring Company and to cause such S.A. de C.V. to enter into a contract with The O'Gara Company, Mexico S.A. de C.V. for the provision of employees.

      6.3 Conditions Precedent to the Obligations of the Seller. Each and every obligation of the Seller to consummate the transactions described in this Agreement and any and all liability of the Seller to AHI and the Purchaser under this Agreement shall be subject to the fulfillment on or before the Closing Date of the following conditions precedent or the waiver thereof by the Seller:

          (a) Representations and Warranties True. Each of the representations and warranties of AHI and the Purchaser contained herein or in any certificate or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall be true and correct in all material respects (except to the extent such representations and warranties contain a materiality qualification, in which case they shall be true and correct in all respects) at and as of the Closing Date (unless made with respect to a particular date, then as of such date) with the same force and effect as though made on and as of the Closing Date, except for changes contemplated by this Agreement.

          (b) Performance. AHI and the Purchaser shall have performed and complied in all material respects with each of the agreements, covenants and obligations required under this Agreement to be performed or complied with by AHI and the Purchaser on or prior to the Closing Date.

          (c) Officers' Certificate. Each of AHI and the Purchaser shall have delivered to the Seller (i) a certificate, dated the Closing Date and signed by each such company's president or chief executive officer, certifying that the conditions specified in Sections 6.3(a) and (b) above have been fulfilled and
(ii) a certificate of the secretary of each such company attesting the names and true signatures of the officers of AHI and the Purchaser authorized to execute this Agreement and each other document, instrument, or certificate to be delivered pursuant hereto, together with the true signature of each such officer (the "Purchaser's Certificates").

          (d) No Litigation; Applicable Law. No litigation, arbitration or other legal or administrative proceeding shall have been commenced or be pending by or before any Governmental Authority, and no Applicable Law of any Governmental Authority shall have been enacted after the date of this Agreement which would prohibit the consummation of any or all of the transactions contemplated by this Agreement, and no judicial or administrative decision, shall have been rendered which enjoins or prohibits, the consummation of all or any of the transactions contemplated by this Agreement; provided that Seller shall not use any order restraining or enjoining the consummation of the transaction primarily as a result of Seller's failure to obtain approval of its shareholders to such transaction as a basis for terminating this Agreement in order to avoid the payments required of Seller by Section 6.9(d).

          (e) Consents. AHI and the Purchaser shall have obtained all material authorizations, consents, waivers and approvals as may be required by them to consummate the transactions contemplated by this Agreement.

          (f) Fairness Opinion. The Board of Directors of the Seller shall have received the Seller's Fairness Opinion and the Bring Down Fairness Opinion.

          (g) Opinion of Counsel. The Seller shall have received a favorable opinion letter from Kane Kessler, P.C., legal counsel to the AHI and the Purchaser, addressed to the Seller and dated the Closing Date, in the form reasonably acceptable to the Seller (the "Kane Kessler Opinion").

          (h) HSR Approval. The applicable waiting period under the HSR Act shall have expired or been terminated.

          (i) Registration Statement Effective. If any portion of the Closing Payment is to be paid in Consideration Shares, the Registration Statement shall have been declared effective by the SEC and shall be effective as of the Closing Date and no stop order with respect thereto shall have been issued or threatened, and the Consideration Shares shall have been listed for trading on the New York Stock Exchange, subject to official notice of issuance.

          (j) Shareholder Approval. If the Seller chooses to seek the approval of its shareholders of this Agreement or the transactions contemplated hereby as a result of either (i) the issuance of an order by a Governmental Authority enjoining the consummation of the transactions contemplated hereby by reason of the failure of the Seller to obtain the approval of its shareholders of this Agreement and the transactions contemplated hereby or (ii) the inability of the Seller to deliver the Bring Down Closing Date Legal Opinion due to a change in Ohio law, such shareholder approval shall have been obtained.

      6.4 Execution Date Deliveries by the Seller and the Companies. Concurrently with the execution and delivery of this Agreement by the Seller and the Companies, the Seller and the Companies shall deliver to AHI and the Purchaser the Execution Date Legal Opinion.

      6.5 Closing Date Deliveries by the Seller and the Companies. At the Closing, the Seller and/or the Companies shall deliver the following documents to AHI and the Purchaser:

          (a) the certificates representing the Securities, together with stock powers duly executed in blank, and certificates evidencing 100% of the capital stock of the Company Subsidiaries issued in the name of the Companies and/or a designee of AHI;

          (b) a certificate, dated the Closing Date, of the Secretary of the Seller and each of the Companies, setting forth the authorizing resolutions adopted by the Seller's and each Company's Board of Directors with respect to the transactions contemplated hereby;

          (c) the written resignations of each of the directors and officers of each of the Companies and the Company Subsidiaries, effective upon Closing;

          (d) the minute books of the Companies and the Company Subsidiaries, including corporate seals, unissued stock certificates, stock registers, certificates of incorporation, bylaws and corporate minutes, and other formation and organizational documents, certified by the Secretaries of the Companies and the Seller;

          (e) certificates issued by the Secretary of State or other similar appropriate governmental department, as to the good standing (or similar certificate) of each of the Companies and the Company Subsidiaries in its jurisdiction of incorporation or formation and certifying its certificate of incorporation or formation documents, as the case may be, as amended to date; provided, however, no such certificate shall be required for any Company Subsidiary if its jurisdiction of incorporation or formation does not provide in the normal course for the issuance of such a certificate.

          (f) the consents or other permits, waiver, licenses or similar documents referred to in Sections 6.2(g) and (h) hereof;

          (g) the Confidentiality and Non-competition Agreements;

          (h) the Seller's Officers' Certificates;

          (i) the Seller's Chief Financial Officer's Certificates;

          (j) the Kramer Levin Naftalis & Frankel LLP Opinion;

          (k) the Bring Down Execution Date Legal Opinion;

          (l) the Seller's Fairness Opinion;

          (m) the Principal Stockholder Releases;

          (n) the Subsidiary Guarantees;

          (o) the Intellectual Property Assignments; and

          (p) such other documents and instruments as the Purchaser may reasonably request.

      6.6 Closing Date Deliveries by AHI and/or the Purchaser. At Closing, AHI and/or the Purchaser shall deliver the following documents and funds to the
Seller:

          (a) a wire transfer of funds (provided that the Seller shall, at least two business days prior to Closing, have furnished appropriate wire instructions) to the Seller in the aggregate amount of the Cash at Closing;

          (b) certificates representing the Consideration Shares;

          (c) a certificate of the Secretary of State of the State of Delaware, as of a recent date, as to the good standing of AHI and the Purchaser and certifying their respective certificates of incorporation;

          (d) a certificate, dated the Closing Date, of the Secretary of AHI and the Purchaser, setting forth the authorizing resolutions adopted by AHI and the Purchaser's Board of Directors with respect to the transactions contemplated hereby;

          (e) the Purchaser's Certificates;

          (f) the Kane Kessler Opinion; and

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          (g) such other documents and instruments as the Seller may reasonably request;

      6.7 Best Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties shall use their respective best efforts in good faith to take or cause to be taken as promptly as practicable all reasonable actions that are within its power to cause to be fulfilled those of the conditions precedent to its obligations or the obligations of the other parties to consummate the transactions contemplated by this Agreement that are dependent upon its actions, including obtaining all necessary consents, authorizations, orders, approvals and waivers.

      6.8 Termination.

          (a) This Agreement and the transactions contemplated hereby may be terminated:

              (i) at any time by the mutual consent of the Seller, the Companies, Purchaser, and AHI;

              (ii) by AHI or the Purchaser at any time at or prior to Closing in their sole discretion if:

                        (1) any of the representations or warranties of the Seller or any of the Companies in this Agreement are not true, accurate and complete in all material respects (except to the extent such representations and warranties contain a materiality qualification, in which case they shall be true and correct in all respects) and such breach, if curable, is not cured by the Termination Date;

                        (2) the Seller, its Subsidiaries, any of the Companies, or any of the Company Subsidiaries materially breaches any covenant contained in this Agreement and such breach, if curable, is not cured by the Termination Date;

                        (3) any of the conditions precedent to the Purchaser's obligations to conduct the Closing have not been satisfied by the date required thereof;

                        (4) any legal proceeding is commenced or threatened by any governmental agency or other person directed against the consummation of the Closing or any other transaction contemplated hereby, and either AHI or the Purchaser reasonably and in good faith deems it impractical or inadvisable to proceed in view of such legal proceeding or threat thereof;

                        (5) the Bank Consents are not granted;

                        (6) the Closing has not occurred on or prior to the Termination Date due to the failure of any consents or authorizations required under the HSR Act to be granted or otherwise.

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                        (7) AHI and the Purchaser's due diligence investigation
of the Companies and the Company Subsidiaries shall not have been completed to their satisfaction, in their sole and complete discretion, with respect to any Closing occurring after September 14, 2001 due to the election of the Seller to seek the approval of its shareholders of this Agreement or the transactions contemplated hereby.

              (iii) by the Seller at any time at or prior to Closing in its sole discretion if:

                        (1) any of the representations or warranties of the Purchaser in this Agreement are not true, accurate and complete in all material respects (except to the extent such representations and warranties contain a materiality qualification, in which case they shall be true and correct in all respects) and such breach, if curable, is not cured by the Termination Date;

                        (2) if AHI or the Purchaser materially breaches any covenant contained in this Agreement and such breach, if curable, is not cured by the Termination Date;

                        (3) any of the conditions precedent to Seller's obligations to conduct the Closing have not been satisfied by the date required thereof;

                        (4) if the Closing has not occurred on or prior to the Termination Date due to the failure of AHI to obtain the Bank Consents or the failure of any consents or authorizations required under the HSR Act to be granted; or

                        (5) If the Seller accepts any Acquisition Proposal, has terminated this Agreement in writing and has paid the Break-up Fee and Purchaser's Transactions Expenses.

          (b) If this Agreement is terminated pursuant to this Section 6.8, written notice thereof shall promptly be given by the party electing such termination to the other party and, this Agreement shall terminate without further actions by the parties and, except as set forth in Section 6.9, no party shall have any further obligations under this Agreement. Notwithstanding the preceding sentence, the provisions of Sections 7.3, 7.6(c) and (d), 7.7, 7.8, 8.8, 8.14, 8.15, and 8.18 shall survive the termination of this Agreement.

      6.9   Liquidated Damages and Break-up Fees.

          (a) If AHI and Purchaser elect to terminate this Agreement pursuant to
Section 6.8(a)(ii)(7) or in accordance with Section 6.8 on account of (i) the occurrence or existence of a Material Adverse Change, (ii) a material breach of a representation or warranty by the Seller or any Company, or Seller elects not to close based on the failure of the condition precedent set forth in Section 6.3(d) (unless due to any of the reasons set forth in Section 6.3(j)), then Seller shall promptly pay to AHI and the Purchaser upon notice thereof to the Seller, all of AHI's and the Purchaser's out of pocket costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including without limitation the fees of all their advisers (including accountants, attorneys, environmental consultants, financial advisors, investigators, investment bankers and tax consultants and the expenses of such advisers billable to AHI and/or the Purchaser), and travel expenses ("Transaction Expenses").

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          (b) If the Seller or any Company (i) materially breaches a covenant or agreement set forth in Section 7.1, 7.2, 7.6(c) (other than Thomas O'Gara), 7.12 (the last sentence), 7.13(b), 7.14, 7.15, 7.17 or 7.19, (ii) fails to provide the Bring Down Execution Date Legal Opinion, (iii) chooses to seek shareholder approval and such shareholder approval is not obtained, (iv) fails to receive the Bring Down Fairness Opinion, or (v) if the audited Financial Statements for the fiscal year ended December 31, 2000, shall be materially different from the unaudited Financial Statements for the fiscal year ended December 31, 2000 attached hereto as Schedule 4.12 (except as set forth in Schedule 6.2(c)), and AHI and Purchaser elect to terminate this Agreement in accordance with Section 6.8, Seller shall promptly pay to AHI and the Purchaser shall be entitled to receive, promptly upon notice thereof to the Seller:

              (i)       AHI's and the Purchaser's Transaction Expenses; and

              (ii) liquidated damages in the amount of Two Million Five Hundred Thousand and 00/100 ($2,500,000.00) Dollars (the "Liquidation Damage Amount").

          (c) If the Closing does not occur on account of any reason set forth in paragraph (b) above, and within 18 months after the termination of the Agreement by AHI and the Purchaser, the Seller enters into an agreement for an Acquisition Proposal with any other person then the Seller shall promptly pay to AHI and/or the Purchaser, in addition to the Liquidated Damage Amount payable under paragraph (b) above, an additional fee of One Million Five Hundred Thousand and 00/100 ($1,500,000.00) Dollars (the "Additional Break-up Fee").

          (d) If the Closing does not occur because the Seller or the Companies or any controlled affiliates of the Seller or any Company have entered into an agreement for an Acquisition Proposal with any other person and terminates this Agreement in accordance with Section 6.8 then the Seller shall promptly pay to AHI and/or the Purchaser:

              (i)       The Transaction Expenses of AHI and Purchaser; plus

              (ii)      $4,000,000 (the "Break-Up Fee")

          (e) Payment by Seller of the Transaction Expenses, Liquidation Damages Amount, Break-up Fee and Additional Break-up Fee as the case may be as required by paragraphs (a) through (d) above, shall be in lieu of, and shall fully satisfy and discharge, any claims for damages by AHI or the Purchaser in connection with such matters, excluding damages in connection with a claim of fraud.

                                  ARTICLE VII.
                         COVENANTS AND OTHER AGREEMENTS

      7.1 Interim Operations of the Seller, the Companies and the Company Subsidiaries.

          (a) During the period from the date of this Agreement to, and including, the Closing Date, except with Purchaser's prior specific written consent, or as required or contemplated by Sections 7.15 and 7.18, or as otherwise expressly contemplated by this

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Agreement, the Companies and the Company Subsidiaries shall, and the Seller shall cause the Companies and the Company Subsidiaries to, operate their respective businesses only in the ordinary and usual course consistent with past practices and to use reasonable efforts to preserve intact their business organization and good will in all material respects, including without limitation the good will and relationships of the Companies' and the Company Subsidiaries' customers, suppliers, employees and vendors. Additionally, during the period from the date of this Agreement to the Closing Date, the Companies and the Company Subsidiaries shall not, and the Seller shall cause the Companies and the Company Subsidiaries not to, do any of the following (unless otherwise expressly contemplated by this Agreement or permitted in writing by Purchaser):

              (i) amend their respective certificate or articles of incorporation or bylaws or code of regulation or other formation and organizational documents;

              (ii) issue, sell or authorize for issuance or sale, shares of any class of their respective securities (including, but not limited to, by way of stock split or dividend) or any subscriptions, options, warrants, rights or convertible securities, or enter into any agreements or commitments of any character obligating it to issue or sell any such securities;

              (iii) redeem, purchase or otherwise acquire, directly or indirectly, any shares of their capital stock or any option, warrant or other right to purchase or acquire any such capital stock;

              (iv) declare or pay any dividend or other distribution other than between and among the Companies and the Company Subsidiaries (whether in cash, stock or other property) with respect to their capital stock;

              (v) voluntarily sell, transfer, surrender, abandon or dispose of any of their material assets or property rights (tangible or intangible), other than in the ordinary course of business consistent with past practices, and provided that any such sale, transfer, surrender, abandonment or disposition which would otherwise be in the ordinary course of business does not violate this Agreement;

              (vi) grant or make any mortgage or pledge or subject itself or any of its properties or assets to any Encumbrance of any kind, except liens for Taxes not currently due and Permitted Encumbrances not incurred in connection with borrowed money;

              (vii) create, incur or assume any liability or indebtedness, except trade indebtedness in the ordinary course of business consistent with past practices;

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

              (viii) create, incur or assume (1) any account or note payable, in excess of $300,000 individually (without Purchaser's consent which shall not be unreasonably withheld) or (2) accounts or notes payable that exceed the amount of accounts or notes payable as of March 31, 2001 by more than $3.4 million.

              (ix) make or commit to make any capital expenditures exceeding Fifty Thousand Dollars ($50,000.00), individually, or One Million Dollars ($1,000,000), in the aggregate.

              (x)       become subject to any Guaranty;

              (xi) apply any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of the Seller or any Affiliate of the Seller or any Related Party or to the prepayment of any such amounts, other than expenses payable in the ordinary course of business to the Seller or scheduled lease payments under Leases listed on Schedule 4.16;

              (xii) grant any increase in the compensation payable or to become payable to directors, officers or employees (including, without limitation, any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment), except for annual raises to employees other than executive officers in the ordinary course of business consistent with past practices;

              (xiii) except as listed on Schedule 7.1, enter into any agreement which would be a Material Agreement, or amend or terminate any existing Material Agreement, which is outside the ordinary course of business consistent with past practices. With respect to the foregoing, the Seller shall provide Purchaser with a complete list of any such Material Agreements entered into, amended, or terminated between the date hereof and the Closing Date;

              (xiv) alter the manner of keeping their books, accounts or records, or change in any manner the accounting practices therein reflected;

              (xv) except as set forth on Schedule 7.1, enter into any commitment or transaction other than in the ordinary course of business consistent with past practices;

              (xvi) do any act, or omit to do any act, or permit to the extent within the Seller's, or any Company's or any Company Subsidiary's, control, any act or omission to act which would cause a material violation or breach of any of the representations, warranties or covenants of the Seller or any of the Companies set forth in this Agreement or cause any representation or warranty set forth herein, or in any

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                        certificate or other document delivered in connection
                        herewith, to be untrue in any material respect on the Closing Date;

              (xvii) take any action which has or could have a Material Adverse Effect;

              (xviii) alter in any manner any of the Companies' or Company Subsidiaries' existing working capital facilities, or prepay any debt other than a mandatory prepayment in the ordinary course of business;

              (xix) transfer, directly or indirectly, in any way, any cash, cash equivalents, securities, or other assets to the Seller, or for the benefit of the Seller, including, but not limited to, by way of dividend, loan, repayment of indebtedness, payment of fees, or other distribution or transfer except as expressly permitted by the terms hereof (including Schedule 7.1); or

              (xx) agree, whether in writing or otherwise, to do any of the foregoing.

          (b) During the period from the date of this Agreement to, and including, the Closing Date, the Seller shall not sell or transfer any its assets, or otherwise take any action, if, under the laws of the state of incorporation of the Seller, such sale, transfer, or action would have the effect of requiring the shareholders of the Seller to approve, or making it more likely that the shareholders of the Seller would be required to approve, the transactions contemplated hereby.

      7.2 Access. The Seller shall, and shall cause the Companies and the Company Subsidiaries to, afford to AHI and the Purchaser and their agents and representatives, access throughout the period prior to the Closing Date to the properties, books, records, contracts and all other information and documents concerning its business, assets, liabilities, properties, and personnel of the Companies and the Company Subsidiaries, for the purpose of permitting AHI and the Purchaser to fully investigate and perform a due diligence review of the Companies and the Company Subsidiaries, their respective businesses, assets and properties, and financial condition, provided that such access shall be granted upon reasonable notice during normal business hours in such a manner as to not unreasonably interfere with the Companies' and the Company Subsidiaries' normal business operations. During such period the Seller shall furnish promptly to Purchaser copies of all material correspondence received or sent by or on behalf of any of the Companies or the Company Subsidiaries from or to any Governmental Authority.

      7.3 Confidentiality (through Closing Date). Except as otherwise required in the performance of obligations under this Agreement and except as otherwise required by law, any non-public information received by a party or its advisors from the other party shall be kept confidential and shall not be used or disclosed for any purpose other than in furtherance of the transactions contemplated by this Agreement. Such confidential information includes, without limitation, audited and unaudited financial statements that show the Companies' and the Company Subsidiaries' current and projected costs, and detailed financial information supporting such statements. Neither AHI nor the Purchaser shall use (or permit to be used) any confidential information in any manner to compete against Seller or any of the Companies or the Company

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Subsidiaries, whether with respect to corporate acquisitions, sales, financing, development, management, investment, or otherwise. The obligation of confidentiality shall not extend to information (a) which is or shall become generally available to the public other than as a result of an unauthorized disclosure by a party to this Agreement or a person to whom a party has provided such information, (b) which was available to a party to this Agreement on a nonconfidential basis prior to its disclosure by one party to the other pursuant to this Agreement as evidenced by such other party's records on the date of such disclosure, (c) was independently developed by Purchaser or (d) which is disclosed by Purchaser in any legal proceeding requiring any such disclosure. Upon any termination of this Agreement, each party shall promptly return any confidential information received from the other party and, upon request, shall destroy all copies of such information in its possession. The covenants of the parties contained in this Section 7.3 shall survive any termination of this Agreement until the earlier of (i) three (3) years from the date hereof, or (ii) the date when such information becomes generally available to the public, but shall terminate at the Closing, if it occurs, with respect to information concerning the Companies and the Company Subsidiaries.

      7.4 Notification. Each party to this Agreement shall promptly notify the other party in writing of the occurrence, or pending or threatened occurrence, of any event that would constitute a material breach or violation of this Agreement by any party or that would cause any representation or warranty made by the notifying party in this Agreement to be false or misleading in any respect (including without limitation, any event or circumstance which would have been required to be disclosed on any schedule to this Agreement had such event or circumstance occurred or existed on or prior to the date of this Agreement). Any such notification shall not limit or alter any of the representations, warranties or covenants of the parties set forth in this Agreement nor any rights or remedies a party may have with respect to a breach of any representation, warranty or covenant.

      7.5 Acquisition Proposals; No Solicitation. In consideration of the substantial expenditure of time, effort, and expense undertaken by AHI and the Purchaser in connection with the negotiation and execution of this Agreement, the Seller and the Companies, jointly and severally, agree that unless this Agreement has been terminated by the mutual agreement of the parties, neither the Seller, nor any of the Companies nor the Company Subsidiaries, nor their respective Affiliates, representatives, employees or agents (collectively, "Agents") will, between the date hereof and the Closing, directly or indirectly,
(i) solicit, encourage, negotiate, or accept any proposal (whether solicited or unsolicited) for, or execute any agreement relating to, a sale of all or any part of the Securities, the Companies, or the Company Subsidiaries, or their respective assets or a sale of any equity or debt security of the Seller or any of the Companies or the Company Subsidiaries or any merger, consolidation, combination, recapitalization, sale of any asset or other transaction involving any of the Companies or the Company Subsidiaries with any other party (any of the foregoing is referred to as an "Acquisition Proposal"), or (ii) provide any information regarding any of the Companies or the Company Subsidiaries to any third party for the purpose of soliciting, encouraging or negotiating an Acquisition Proposal (it being understood that nothing contained in clauses (i) or (ii) above shall restrict the Seller or any of its Agents from providing information as required by legal process). In addition, the Seller and each of the Companies shall promptly notify the Purchaser in writing of any third party's Acquisition Proposal, or communication in connection with any potential Acquisition Proposal, to the Seller or any of the Companies, together with all relevant terms and conditions thereof.

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      7.6 Non-competition and Non-disparagement.

          (a) For purposes of this Section 7.6, all references to the Companies shall be deemed to include all of the Company Subsidiaries and successors and assigns of the Companies and the Company Subsidiaries, and all references to the Seller shall be deemed to include the Seller on behalf of itself and all of its Subsidiaries which are not one of the Companies or the Company Subsidiaries. The Seller acknowledges that in order to assure AHI and the Purchaser that AHI and the Purchaser will retain the value of the Companies as a "going concern," the Seller, on and subject to the terms set forth in this Section 7.6, shall not utilize its special knowledge of the business of the Companies and its relationships with customers, prospective customers, suppliers and others to compete with any of the Companies. For a period of five (5) years beginning on the Closing Date, the Seller and its Affiliates shall not engage or have an interest, anywhere in the United States of America or any other geographic area where any of the Companies does business or in which any of the Companies' products are marketed, alone or in association with others, as principal, officer, agent, employee, director, partner or stockholder (except as an owner of two percent (2%) or less of the stock of any company listed on a national securities exchange or traded in the over-the-counter market), or through the investment of capital, lending of money or property, rendering of services or capital, or otherwise, in any business involving, relating or similar to, directly or indirectly, the business of any of the Companies. During the same period, the Seller and its controlled Affiliates shall not, and shall not permit any of their employees, agents or others then under their control to, directly or indirectly, on behalf of the Seller, its controlled Affiliates, or any other Person, (i) call upon, accept competitive business from (as defined below), or solicit the competitive business of any Person who is, or who had been at any time during the preceding three (3) years, a customer, known prospective customer, or supplier of any of the Companies or (ii) recruit, employ, or otherwise solicit or induce any person who is an employee or consultant of, or otherwise engaged by any of the Companies to terminate his or her employment or other relationship with any of the Companies, or such successor, or hire any person who has left the employ of the Companies, or any such successor during the preceding two (2) years. The Seller and its Affiliates shall not at any time, directly or indirectly, use or purport to authorize any Person to use any name, mark, copyright, logo, trade dress or other identifying words or images which are the same as or similar to those used currently or in the past by any of the Companies in connection with any product or service, whether or not such use would be in a business competitive with that of the Companies. The Seller acknowledges that compliance with the restrictions set forth in this Section 7.6(a) will not prevent it from earning a livelihood. As used herein, the phrase "competitive business" means any business competitive with the type of business engaged in by the any of the Companies as of the date hereof. Notwithstanding anything contained in this Section 7.6(a), (i) nothing shall prevent the Seller or any of its Subsidiaries from providing consulting and other services relating to executive protection and security/threat assessment or from using the phrase "risk mitigation" in connection with the promotion, marketing and sale of their products and services, and (ii) nothing shall prevent O'Gara-Hess & Eisenhardt CIS, O'Gara Laura Automotive (Russia), and OSS (Russia) from providing armoring services in Russia.

          (b) Each of AHI, Purchaser, on behalf of itself and their Affiliates, agree that for a period of 18 months after the date hereof it will not solicit American International Group ("AIG") as a customer for its kidnap and ransom services; provided, that such restriction shall terminate upon the sale of all or substantially all of the assets of AIG, the sale of the capital stock

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of AIG such that the existing shareholders of AIG do not own at least 50% of the capital stock of AIG immediately after such sale, the merger of AIG with and into another entity in which AIG is not the surviving entity or whereby AIG's existing shareholders do not own at least 50% of the surviving entity, and shall not apply to any Person which is currently a customer of AHI, the Purchaser or any of the Companies or the Company Subsidiaries if such Person is acquired by or merged into AIG.

          (c) The Seller, on behalf of itself and its officers, directors, and Subsidiaries, agrees not to make or cause to be made, directly or indirectly, any disparaging or derogatory statements concerning any of the Companies, AHI, the Purchaser, their Affiliates, their respective businesses, services, reputations, or prospects, or their respective past or present officers, directors, employees, attorneys, and agents.

          (d) AHI and the Purchaser, on behalf of themselves and their officers and directors, agree not to make or cause to be made, directly or indirectly, any disparaging or derogatory statements concerning the Seller and its Subsidiaries (other than the Companies and the Company Subsidiaries) their respective businesses, services, reputations, or prospects, or their respective past or present officers, directors, employees, attorneys, and agents.

      7.7 General Confidentiality.

          (a) For purposes of this Section 7.7(a), all references to AHI shall be deemed to include all of AHI's Affiliates and Subsidiaries, including the Purchaser, each of the Companies and the Company Subsidiaries. The Seller acknowledges that the intangible property and all other confidential or proprietary information with respect to the business and operations of AHI are valuable, special and unique assets of AHI. The Seller shall not, at any time after the Closing Date, disclose, directly or indirectly, to any Person, or use or purport to authorize any Person to use any confidential or proprietary information with respect to AHI, whether or not for the Seller's own benefit, without the prior written consent of AHI or unless required by law, including without limitation, (i) trade secrets, designs, formulae, drawings, intangible property, diagrams, techniques, research and development, specifications, data, know-how, formats, marketing plans, business plans, budgets, strategies, forecasts and client data; (ii) information relating to the products developed by AHI, (iii) the names of AHI's customers and contacts, AHI's marketing strategies, the names of AHI's vendors and suppliers, the cost of materials and labor, the prices obtained for goods or services sold (including the methods used in price determination, manufacturing and sales costs), lists or other written records used in AHI's business, compensation paid to employees and consultants and other terms of employment, production operation techniques or any other confidential or proprietary information of, about or pertaining to the business of AHI, and any other confidential or proprietary information and material relating to any customer, vendor, licensor, licensee, or other party transacting business with AHI, (iv) all tangible material that embodies any confidential and proprietary information as well as all records, files, memoranda, reports, price lists, drawings, plans, sketches and other written and graphic records, documents, equipment, and the like, relating to the business of AHI, and (vi) any other confidential information or trade secrets relating to the business or affairs of AHI which the Seller may acquire or develop in connection with or as a result of the performance of his or its performance of the terms and conditions of this Agreement, excepting only such information as is already known to the public or which may become known to the

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public without any fault of the Seller or in violation of any confidentiality restrictions. The Seller acknowledges that AHI and the Purchaser would not enter into this Agreement without the assurance that all such confidential and proprietary information will be used for the exclusive benefit of AHI.

          (b) For purposes of this Section 7.7(b), all references to the Seller shall be deemed to include all of the Seller's Subsidiaries other than the Companies and the Company Subsidiaries. AHI and the Purchaser acknowledge that the intangible property and all other confidential or proprietary information with respect to the business and operations of the Seller are valuable, special and unique assets of the Seller. AHI and the Purchaser shall not, at any time after the Closing Date, disclose, directly or indirectly, to any Person, or use or purport to authorize any Person to use any confidential or proprietary information with respect to the Seller, whether or not for their own benefit, without the prior written consent of the Seller or unless required by law, including without limitation, (i) trade secrets, designs, formulae, drawings, intangible property, diagrams, techniques, research and development, specifications, data, know-how, formats, marketing plans, business plans, budgets, strategies, forecasts and client data; (ii) information relating to the products developed by the Seller, (iii) the names of the Seller's customers and contacts, the Seller's marketing strategies, the names of Seller's vendors and suppliers, the cost of materials and labor, the prices obtained for services sold (including the methods used in price determination, manufacturing and sales costs), lists or other written records used in the Seller's business, compensation paid to employees and consultants and other terms of employment, production operation techniques or any other confidential or proprietary information of, about or pertaining to the business of the Seller, and any other confidential or proprietary information and material relating to any customer, vendor, licensor, licensee, or other party transacting business with the Seller,
(iv) all tangible material that embodies any confidential and proprietary information as well as all records, files, memoranda, reports, price lists, drawings, plans, sketches and other written and graphic records, documents, equipment, and the like, relating to the business of the Seller, and (vi) any other confidential information or trade secrets relating to the business or affairs of the Seller which AHI or the Purchaser may acquire or develop in connection with or as a result of the performance of his or its performance of the terms and conditions of this Agreement, excepting only such information as is already known to the public or which may become known to the public without any fault of AHI or the Purchaser or in violation of any confidentiality restrictions. AHI and the Purchaser acknowledge that the Seller would not enter into this Agreement without the assurance that all such confidential and proprietary information will be used for the exclusive benefit of the Seller.

      7.8 Continuing Obligations; Equitable Remedies. The restrictions set forth in Sections 7.6 and 7.7 are considered by the parties to be reasonable for the purposes of protecting the value of the business and goodwill of the Seller, the Companies, the Company Subsidiaries, AHI, and the Purchaser. AHI and Purchaser and the Seller acknowledge that the Seller, AHI, and the Purchaser would be irreparably harmed and that monetary damages would not provide an adequate remedy to the aggrieved party in the event the covenants contained in Sections 7.5, 7.6 and 7.7 were not complied with in accordance with their terms. Accordingly, the Seller, on the one hand, and AHI and the Purchaser on the other, agree that any breach or threatened breach by any of them of any provision of Sections 7.5, 7.6 or 7.7 shall entitle the other to injunctive and other equitable relief to secure the enforcement of these provisions, in addition to any other remedies (including damages) which may be available. If the Seller breaches the covenant set

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

forth in Section 7.6, the running of the five (5) year non-compete period described therein shall be tolled for so long as such breach continues. It is the desire and intent of the parties that the provisions of Sections 7.5, 7.6, and 7.7 be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought. If any provisions of Sections 7.5 and 7.6 relating to the time period, scope of activities or geographic area of restrictions is declared by a court of competent jurisdiction to exceed the maximum permissible time period, scope of activities or geographic area, as the case may be, the time period, scope of activities or geographic area shall be reduced to the maximum which such court deems enforceable. If any provisions of Section 7.6 or 7.7 other than those described in the preceding sentence are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which such adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties. In addition, if any party brings an action to enforce Sections 7.3, 7.5, 7.6 or 7.7 hereof or to obtain damages for a breach thereof, the prevailing party in such action shall be entitled to recover from the non-prevailing party all attorney's fees and expenses incurred by the prevailing party in such action.

      7.9 Change of Name. Within ten days of Closing, Seller and each of its direct and indirect subsidiaries shall use their commercial reasonable efforts to file a doing business or equivalent certificate under a name that does not include O'Gara or words similar to or susceptible of confusion with O'Gara in all jurisdictions in which it is qualified to do business. Within 90 days following the Closing Date, Seller shall change its name and the names of all its direct and indirect Subsidiaries to remove the words "O'Gara" or words similar to or susceptible to confusion with "O'Gara", by amendment of its certificate of incorporation.

      7.10 Advice of Changes. Until the Closing, the Seller and the Companies on the one hand and AHI and the Purchaser on the other will immediately provide the other parties hereto written notice in reasonable detail of any fact or occurrence or any pending or threatened occurrence with respect to its obligations hereunder of which any of them obtains knowledge which (i) if existing and known as of the date of this Agreement, would have been required to be set forth or disclosed pursuant to this Agreement, (ii) if existing and known at any time prior to or at the Closing, would make the performance by any party of a covenant contained herein impossible or make that performance materially more difficult, (iii) if existing and known at the time of Closing, would cause a condition to any party's obligations under this Agreement not to be satisfied,
(iv) results in a breach of any representation, warranty, covenant, or agreement of the Seller or the Companies set forth in this Agreement or any document or certificate executed in connection herewith, or (v) would cause the Tangible Net Assets to be less than the Minimum Tangible Net Assets.

      7.11 Maintenance of Insurance. To the extent Seller or its Subsidiaries obtains insurance covering any violations of Environmental and Safety Requirements, the Seller and its Subsidiaries shall name AHI and the Purchaser as an additional insured and a loss payee under such policy.

      7.12 Sale of the French Carosserie. If, prior to the first anniversary of the Closing Date, the Purchaser shall sell, agree to sell, or liquidate (the "Carosserie Sale") the French division of the Companies, known as the French Carosserie and its related service businesses

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

(the "Carosserie"), the Purchaser shall remit to the Seller an amount equal to 67% of the proceeds of the Carosserie Sale, less (i) U.S.$1,779,000, representing the portion of the Purchase Price attributable to the purchase of the Carosserie as a part of the transactions contemplated hereby, (ii) any expenses incurred by the Purchaser or any of its Affiliates in connection with the Carosserie Sale, (iii) working capital and other capital investments in the French Carosserie made by or on behalf of the Purchaser, and (iv) the amount of any liabilities of the French Carosserie not assumed (including severance pay to Carosserie employees) by the purchaser in the Carosserie Sale. The Seller and the Companies, on behalf of themselves and their controlled Affiliates, agree that prior to the Closing they shall not without the prior consent of the Purchaser (i) make any announcement to any employees of any of O'Gara France S.A., O'Gara-Hess & Eisenhardt France S.A. (formerly known as Labbe S.A.), Hellio Poids Lourds-Carosserie, Tolene, Peinture S.A., SARL Normandie Carosserie, Societe de Blindage et de Securite, Essonne Carosserie VI S.A.R.L. (formerly known as M.C.P.L., S.A.) concerning the transactions contemplated hereby, any or potential sale or closing of the Carosserie or (ii) terminate the employment of any person employed by the Carosserie as of the date hereof. Announcements permitted pursuant to Section 8.18 shall not be deemed a violation of this Section 7.12.

      7.13 Registration Statement.

          (a) AHI and the Seller shall use their respective best efforts to file, as soon as practical after the date hereof, with the SEC under the Securities Act a registration statement on Form S-3 covering the resale by the Seller of the Consideration Shares (the "Registration Statement") and shall use their respective best efforts to cause the Registration Statement to be declared effective on or prior to the Closing Date and to cause the Consideration Shares to be admitted for trading on the New York Stock Exchange upon official notice of issuance on or prior to the Closing.

          (b) The Seller shall furnish all information concerning the Seller, or Subsidiaries of the Seller, including the Companies and Company Subsidiaries, or their respective officers and directors, including financial statements, as may be required by the Securities Act, as may be requested by the SEC or as AHI may reasonably request in connection with the preparation of the Registration Statement. None of the information supplied by the Seller for inclusion or incorporation by reference in the Registration Statement shall at the time the Registration Statement is filed with the SEC, at the time the Registration Statement becomes effective, or at the time any post-effective amendment thereto becomes effective contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time any event or circumstance relating to the Seller, or any Subsidiary of the Seller, including the Companies and Company Subsidiaries, or their respective officers or directors, should be discovered by the Seller that should be set forth in an amendment or supplement to the Registration Statement, the Seller shall promptly inform AHI.

          (c) The Seller shall indemnify and hold harmless AHI for any Loss incurred by AHI should any information provided by the Seller for inclusion or incorporation by reference in the Registration Statement ("Seller Information") contain any untrue statement ("Seller Information") of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. AHI shall indemnify and hold harmless the Seller for any Loss incurred by the Seller should the Registration Statement, except for the Seller Information, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

      7.14 HSR Application. The Seller, the Companies, AHI, and the Purchaser shall

          (a) Take promptly all actions necessary to make the filings required of them or any of their Affiliates under the HSR Act or any Non-U.S. Anti-Trust Law.

          (b) Comply at the earliest practicable date with any request for additional information or documentary material received by the Seller, the Companies, and AHI or any of their Affiliates from the FTC or the DOJ pursuant to the HSR Act or from any state Attorney General or other Governmental Authority in connection with antitrust matters.

          (c) Cooperate with each other in connection with any filing under the HSR Act or any Non-U.S. Anti-Trust Law and in connection with resolving any investigation or other inquiry concerning the transactions contemplated hereby commenced by the FTC, DOJ, any state Attorney General or any other Governmental Authority.

          (d) Use all commercially reasonable efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated hereby under any antitrust law.

          (e) Advise the other parties promptly of any material communication received by such party from the FTC, DOJ, any state Attorney General or any other Governmental Authority regarding any of the transactions contemplated hereby, and of any understandings, undertakings or agreements (oral or written) such party proposes to make or enter into with the FTC, DOJ, any state Attorney General or any other Governmental Authority in connection with the transactions contemplated hereby.

          (f) Notwithstanding the foregoing or any other covenant herein contained, in connection with the receipt of any necessary approvals under the HSR Act or any Non-U.S. Anti-Trust Law, none of AHI, the Seller, the Companies nor any of the Company Subsidiaries shall be required to (i) divest or hold separate or otherwise take or commit to take any action that limits AHI's or the Purchaser's freedom of action with respect of, or its ability to retain, the Companies or any of the Company Subsidiaries or any material portions thereof or any of the businesses, product lines, properties or assets of AHI, the Purchaser, the Companies or any of the Company Subsidiaries, without AHI's and the Purchaser's prior written consent; or (ii) to commence any litigation against any entity in order to facilitate the consummation of any of the transactions contemplated hereby.

      7.15 Transfers of Company Subsidiaries.

          (a) Prior to the Closing, the Seller shall cause 100% of the outstanding stock of O'Gara Security International, Inc., ("OSI") to be transferred from OHEAC to the Seller or its designee prior to the Closing Date.

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

          (b) Prior to the Closing Date, the Seller shall cause OSA to transfer to the Seller or its designee Kroll Information Services, Inc. and Kroll-O'Gara Crisis Management Group, Inc.

          (c) Prior to the Closing Date, the Seller shall cause OHEAC to transfer to the Seller or its designee O'Gara-Hess & Eisenhardt Armoring Company (England) Limited and O'Gara-Hess & Eisenhardt Armoring Company Limited.

          (d) Prior to the Closing Date, the Seller shall cause O'Gara Philippines, Inc. to transfer all of its assets to The Kroll-O'Gara Co. (Phils.), now known as O'Gara-Hess & Eisenhardt Philippines, and shall cause OHEAC to transfer O'Gara Philippines to the Seller or its designee.

          (e) Prior to the Closing, the Seller shall cause its ownership interest in S.A.R.L. Essonne Securite to be transferred to the Seller or its designee.

          (f) Following the actions set forth in Sections 7.15(a) - (e) above, the Seller shall take all actions necessary, and pay all associated costs, expenses, and transfer and excise taxes, so that each Company Subsidiary is a direct or indirect wholly-owned by a Company prior to the Closing; provided, however, that with respect to any Company Subsidiary which, pursuant to Applicable Law, is required to have more than one shareholder, the Seller shall take all actions necessary, and pay all associated costs, expenses and transfer and excise taxes, so that any shares of such Company Subsidiary not owned by one of the Companies is transferred to a designee of the Purchaser prior to Closing. At Purchaser's request, the Determining Accountant may conduct an audit of the books of The O'Gara Company de Mexico, S.A. de C.V. to properly allocate liabilities between Seller and such Company. The cost of such audit shall be shared by Seller and Purchaser. Seller shall assume all such liabilities determined to be the obligation of Seller and indemnify AHI and Purchaser against such liabilities.

          (g) The transfers and reorganizations referred to in Sections 7.15(a)
- (e) are referred to herein as the "Company Subsidiary Transfers" and the Company Subsidiaries transferred pursuant to Sections 7.15 (a)-(e) are referred to herein as the "Transferred Company Subsidiaries".

          (h) The Seller shall give the Purchaser reasonable advance notice of Company Subsidiary Transfers and the transfer of any other Company Subsidiary and shall consult in detail with the Purchaser regarding the form and structure of such transfers.

      7.16 Bank Consents. AHI shall use its reasonable best efforts to obtain the Bank Consents in a timely manner.

      7.17 ERISA Actions.

      As of the Closing Date, Seller and the Companies shall have:

          (a) taken all steps necessary to cause the Companies to cease to be participating employers under the Kroll-O'Gara Retirement Plan (as amended and restated effective January 1 1999) (the " 401(k) Plan") as of the Closing Date;

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

          (b) provided that employees who cease to be eligible to participate in the 401(k) Plan as a result of the sale of the Companies be fully vested in their account balances under the 401(k) Plan as of the Closing Date in accordance with the terms of the 401(k) Plan and applicable Treasury regulations pertaining to the partial termination of a plan intended to be qualified within the meaning of section 401(a) of the Code; and

          (c) taken all steps necessary to permit participants affected by the sale to receive a distribution of their account balances in accordance with and to the extent allowed by the exception to the separation from service requirement for distributions from plans like the 401(k) Plan set forth in section 401(k)(10) of the Code and applicable Treasury regulations.

      7.18 Inter-company Transfers. Between the date hereof and the Closing, OHEAC shall be permitted to transfer to the Seller up to a maximum of $50,000 per week; provided however, that Seller shall refund to the Companies $200,000 of cash withdrawn from the Companies in April, 2001, or, in lieu thereof, refrain from taking any permitted transfer of cash from the Companies during the four weeks following the date hereof.

      7.19 Assignment of Intellectual Property. At the Closing, the Seller shall execute, or cause to be executed, assignments in a form acceptable to the Purchaser and capable of being recorded with the appropriate Governmental Authority sufficient to effect the assignment to the Company, or other Person designated by the Purchaser, of all of the Intellectual Property set forth on
Schedule 4.19, all other Company Intellectual Property, and, if requested by AHI or the Purchaser, the contracts listed as items 4, 6, 7, and 8 on Schedule 4.14, to the extent not previously owned, transferred, or assigned to one of the Companies (the "Intellectual Property Assignments.")

      7.20 Aircraft Lease Transfer. Prior to the Closing Date, OHEAC shall transfer and assign to the Seller the aircraft lease for a Gulfstream G-II aircraft owned by Victory Aviation, which was entered into in February 1995 and amended effective June 1, 1998 (the "Aircraft Lease Assignment"). To the extent that OHEAC has any prepaid amounts with respect to such lease arrangement, such amounts shall be a reduction to the calculation of the Closing Date Tangible Net Assets (the "TNA Aircraft Adjustment").

      7.21 Shareholder Approval. If the board of directors of the Seller resolves to seek the approval of the shareholders of the Seller with respect to this Agreement or the transactions contemplated hereby, the Seller shall notify AHI and the Purchaser no later than the next business day after such resolution.


                                 ARTICLE VIII.
                                  MISCELLANEOUS

      8.1 Notices. Any notice, demand, claim or other communication under this Agreement shall be in writing and shall be deemed to have been given upon the delivery, mailing or transmission thereof, as the case may be, if delivered personally or sent by certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses set forth below their names on the signature pages of this Agreement (or

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

at such other addresses as shall be specified by the parties by like notice). A copy of any notices delivered to Purchaser shall also be sent to (i) Kane Kessler, P.C., 1350 Avenue of the America, New York, New York 10019, Attention:
Robert L. Lawrence, Esq., Fax No. (212) 245-3009. A copy of any notices delivered to the Seller shall also be sent to Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York 10022, Attention: Peter S. Kolevzon, Esq., Fax No. (212) 715-8000.

      8.2 Entire Agreement. This Agreement contains every obligation and understanding between the parties relating to the subject matter hereof and merges all prior discussions, negotiations and agreements, if any, between them, and none of the parties shall be bound by any conditions, definitions, understandings, warranties or representations other than as expressly provided or referred to herein.

      8.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      8.4 Assignment. This Agreement may not be assigned by any party without the written consent of the other party; provided, that AHI and the Purchaser may assign this Agreement to a corporation, partnership, or limited liability company of which either AHI or the Purchaser maintains majority control; provided, however, that no such assignment shall relieve AHI or the Purchaser of any liability hereunder.

      8.5 Waiver and Amendment. Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant hereof (including, without limitation, the period during which any condition is to be satisfied or any obligation performed) may be amended by the parties thereto at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed on behalf of the appropriate party by its President or any Vice President or other person, who has been authorized by its Board of Directors to execute waivers, extensions or amendments on its behalf. Except as otherwise expressly provided in this Agreement, no waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provisions at any other time or a waiver of such party's rights under any other provision of this Agreement. No failure by any party thereof to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

      8.6 No Third Party Beneficiary. Except for the provisions of Section 5.4, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

      8.7 Severability. In the event that any one or more of the provisions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted as closely as possible to the manner in which it was written. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought. If any provision of this Agreement relating to a time period or scope of activities is declared by a court of competent jurisdiction to exceed the maximum permissible time period or scope of activities, as the case may be, the time period or scope of activities shall be reduced to the maximum which such court deems enforceable.

      8.8 Fees and Expenses. Except as provided in Section 6.9, each party agrees to pay, without right of reimbursement from the other party, the costs incurred by it incident to the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, costs incident to the preparation of this Agreement, and the fees and disbursements of counsel, accountants and consultants employed by such party in connection herewith; provided; however, AHI shall pay the Seller's incremental audit costs associated with the audit of the Companies' Financial Statements as of and for the years ended December 31, 1999 and 1998, up to the amount of $60,000 in fees and up to $10,000 in reasonable expenses associated therewith. Notwithstanding the foregoing, AHI and the Seller shall each bear 50% of the fees payable in connection with the filing required by the HSR Act or any Non-U.S. Anti-Trust Law. No expenses of the Seller relating to the transactions contemplated hereby shall be paid by any of the Companies or the Company Subsidiaries, but all such fees shall be paid directly by the Seller.

      8.9 Headings; Construction. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement. Any reference in this Agreement to a section, exhibit or schedule shall, unless otherwise expressly indicated, refer to a section of or an exhibit or schedule to this Agreement.

      8.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      8.11 Time of the Essence. Wherever time is specified for the doing or performance of any act or the payment of any funds, time shall be considered of the essence.

      8.12 Injunctive Relief. It is possible that remedies at law may be inadequate and, therefore, the parties hereto shall be entitled to equitable relief including, without limitation, injunctive relief, specific performance or other equitable remedies in addition to all other remedies provided hereunder or available to the parties hereto at law or in equity.

      8.13 Remedies Cumulative. No remedy made available by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

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

      8.14 Governing Law. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of New York without reference to the choice of law principles thereof.

      8.15 Jurisdiction and Venue. This Agreement shall be subject to the exclusive jurisdiction of the state or federal courts sitting in New York County, New York. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of New York by virtue of a failure to perform an act required to be performed in the State of New York and irrevocably and expressly agree to submit to the jurisdiction of the United States District Court for the Southern District of New York or courts of the State of New York for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in New York County, New York, and further irrevocably waive any claim that any suit, action or proceeding brought in New York County, New York has been brought in an inconvenient forum. The parties hereto agree to service of process by certified or registered United States mail, postage prepaid, addressed to the party in question.

      8.16 Participation of Parties. The parties hereto acknowledge that this Agreement and all matters contemplated herein, have been negotiated among all parties hereto and their respective legal counsel and that all such parties have participated in the drafting and preparation of this Agreement from the commencement of negotiations at all times through the execution hereof.

      8.17 Further Assurances. The parties hereto shall deliver any and all other instruments or documents reasonably requested by the other party in order to give effect to all of the terms and provisions of this Agreement including, without limitation, all necessary stock powers and such other instruments of transfer as may be necessary or desirable to transfer ownership of the Securities.

      8.18 Publicity. No public announcement or other publicity regarding this Agreement, the transactions contemplated hereby AHI, the Purchaser, the Companies, or the Company Subsidiaries shall be made without the prior written consent of the AHI and the Seller as to form, content, timing and manner of distribution. Notwithstanding the foregoing, nothing in this Agreement shall preclude the Seller from making any public announcement or filing required pursuant to any federal or state securities laws or stock exchange rules; provided that prior to such filing AHI shall be given a reasonable opportunity to review and comment on such public announcement or filing.

                            [Signature pages follow:]

      In Witness Whereof, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.






Armor Holdings, Inc.                     The Kroll-O'Gara Company

      By: /s/                                  By: /s/
        ------------------------------            ------------------------------

      Name: ________________________           Name: ________________________

      Title: ________________________          Title:________________________

Bengal Acquisition Corp.                 O'Gara-Hess & Eisenhardt Armoring
                                         Company
      By: /s/
         ___________________________           By: /s/
                                                 ------------------------------
      Name: ________________________
                                               Name: ________________________

      Title:________________________           Title:________________________

                                         The O'Gara Company

                                               By: /s/
                                                   ----------------------------

                                               Name: __________________________

                                               Title: __________________________

                                         O'Gara Security Associates, Inc.


                                               By: /s/
                                                  -----------------------------

                                               Name: __________________________

                                               Title:__________________________